UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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BFC FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BFC Financial Corporation
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

October 24, 2007

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of BFC Financial Corporation, which will be held on November 19, 2007 at 11:00 a.m., local time, at The Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida 33334.

Please read these materials so that you will know what we plan to do at the Annual Meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope. This way, your shares will be voted as you direct even if you cannot attend the Annual Meeting.

On behalf of your Board of Directors and our employees, I would like to express our appreciation for your continued support.

Sincerely,

Alan B. Levan
Chairman of the Board

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
CORPORATE GOVERNANCE
PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING
1) PROPOSAL FOR ELECTION OF DIRECTORS
2) PROPOSAL FOR APPROVAL OF THE MERGER
OTHER MATTERS
INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
ADDITIONAL INFORMATION
Appendix A
Appendix B

BFC Financial Corporation
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on November 19, 2007

Notice is hereby given that the Annual Meeting of Shareholders of BFC Financial Corporation (the “Company”) will be held at The Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida 33334 on November 19, 2007 commencing at 11:00 a.m., local time, for the following purposes:

1. To elect two directors to the Company’s Board of Directors to serve until the Annual Meeting in 2010.

2. To approve the merger of I.R.E. Realty Advisory Group, Inc (which is currently 45.5% owned by the Company) with and into the Company in order to simplify the Company’s corporate structure.

3. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

The matters listed above are more fully described in the Proxy Statement that forms a part of this Notice.

Only shareholders of record at the close of business on October 5, 2007 are entitled to notice of, and to vote at, the Annual Meeting.

Sincerely yours,

Alan B. Levan
Chairman of the Board

Fort Lauderdale, Florida
October 24, 2007

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES; THEREFORE EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

BFC Financial Corporation
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

PROXY STATEMENT

The Board of Directors of BFC Financial Corporation (the “Company”) is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida 33334 on November 19, 2007 at 11:00 a.m., local time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting.

This Proxy Statement, Notice of Meeting and accompanying proxy card are being mailed to shareholders on or about October 24, 2007.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will be asked to consider and vote upon, among other matters which may properly be brought before the Annual Meeting, the election of two directors and the approval of the merger of I.R.E. Realty Advisory Group, Inc., a Florida corporation which is currently 45.5% owned by the Company (“I.R.E. RAG”), with and into the Company (the “Merger”). Also, management will report on the Company’s performance during the last fiscal year and respond to appropriate questions from shareholders.

What is the Merger?

In order to simplify the Company’s corporate structure, the Company entered into an agreement and plan of merger (the “Merger Agreement”), dated as of October   , 2007, with I.R.E. RAG, Levan Enterprises, Ltd. (“Levan Enterprises”) and I.R.E. Properties, Inc. (“I.R.E. Properties”). I.R.E. RAG is a Florida corporation which is approximately 45.5% owned by the Company. I.R.E. RAG does not have any operations and its sole assets are 4,764,285 shares of the Company’s Class A Stock and 500,000 shares of the Company’s Class B Stock. The shareholders of I.R.E. RAG, other than the Company, are Levan Enterprises and I.R.E. Properties, each of which is an affiliate of Alan B. Levan, Chief Executive Officer, President and Chairman of the Board of Directors of the Company.

Under the terms and conditions of the Merger Agreement, I.R.E. RAG will merge with and into the Company, and the shareholders of I.R.E. RAG, other than the Company, will receive an aggregate of approximately 2,601,300 shares of the Company’s Class A Stock and 273,000 shares of the Company’s Class B Stock, representing their respective pro rata ownership interests in I.R.E. RAG and the shares of the Company’s common stock owned by I.R.E. RAG. The 4,764,285 shares of the Company’s Class A Stock and 500,000 shares of the Company’s Class B Stock currently held by I.R.E. RAG will be canceled in the Merger. The Merger, which is intended to qualify as a tax free reorganization, will have no impact on the Company’s financial condition, business or results of operations. The Merger will not change the number of outstanding shares for purposes of calculating the Company’s earnings per share, and the number of issued and outstanding shares will actually decrease.

Who is entitled to vote at the meeting?

Record holders of the Company’s Class A Common Stock (“Class A Stock”) and record holders of the Company’s Class B Common Stock (“Class B Stock”) at the close of business on October 5, 2007 (the “Record Date”) may vote at the Annual Meeting.

On the Record Date, 40,395,363 shares of Class A Stock and 7,103,670 shares of Class B Stock were outstanding and, thus, are eligible to vote at the Annual Meeting.

What are the voting rights of the holders of Class A Stock and Class B Stock?

Holders of Class A Stock and holders of Class B Stock will vote as one class on the matters to be voted upon at the Annual Meeting. Holders of Class A Stock are entitled to one vote per share, with all holders of Class A Stock having in the aggregate 22.0% of the general voting power. The number of votes represented by each share of Class B Stock, which represent in the aggregate 78.0% of the general voting power, is calculated each year in accordance with the Company’s Amended and Restated Articles of Incorporation. At this year’s Annual Meeting, each outstanding share of Class B Stock will be entitled to 20.1614 votes on each matter.

In addition to the approval of the holders of Class A Stock and Class B Stock voting as one class on the Merger, the terms of our Articles of Incorporation, as amended and restated, also require that the holders of Class B Stock separately approve the Merger.

What constitutes a quorum?

With respect to the vote on the election of directors, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the aggregate number of shares of Class A Stock and Class B Stock outstanding on the Record Date will constitute a quorum.

With respect to the vote on the Merger, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the aggregate number of shares of Class A Stock and Class B Stock outstanding on the Record Date, as well as the holders of a majority of the number of shares of Class B Stock outstanding on the Record Date, will constitute a quorum.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares but not the shareholder of record, and your shares are held in “street name.”

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the Annual Meeting by mailing in the enclosed proxy card or by transmitting your voting instructions by telephone or internet as described in further detail on the enclosed proxy card.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Can I vote my shares in person at the Annual Meeting?

Yes. If you are a shareholder of record, you may vote your shares at the Annual Meeting by completing a ballot at the Annual Meeting.

However, if you are a “street name” holder, you may vote your shares in person only if you obtain a signed proxy from your broker or nominee giving you the right to vote the shares.

Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your vote by proxy or by giving instructions to your broker or nominee as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What are my choices when voting?

When voting on the election of directors, you may vote for both nominees, or your vote may be withheld with respect to one or both nominees. The proposal related to the election of directors is described in this Proxy Statement beginning at page 7.

When voting on the Merger, you may vote for the proposal, against the proposal or abstain from voting on the proposal. The proposal related to the Merger is described in this Proxy Statement beginning at page 28.

What is the Board’s recommendation?

The Board of Directors recommends a vote FOR both of the nominees for director and FOR the approval of the Merger.

What if I do not specify how I want my shares voted?

If you do not specify on your proxy card how you want to vote your shares, we will vote them FOR both of the nominees for director and FOR the approval of the Merger. Although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy will vote the proxies in accordance with their best judgment on those matters.

Can I change my vote?

Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. If you are the record owner of your shares, you can do this in one of three ways. First, you can send a written notice to the Company’s Secretary stating that you would like to revoke your proxy. Second, you can submit a new valid proxy bearing a later date. Third, you can attend the Annual Meeting and vote in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a previously executed proxy.

If you are not the record owner of your shares and your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change your vote.

What vote is required for a proposal to be approved?

To approve the election of directors, the affirmative vote of a plurality of the votes cast at the Annual Meeting is required. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or both directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether or not a quorum exists.

To approve the Merger, we must receive the affirmative vote of the holders of a majority of the votes entitled to be cast on the Merger by the holders of Class A Stock and Class B Stock voting together as one class, as well as the affirmative vote of the holders of a majority of the votes entitled to be cast on the Merger by the holders of Class B Stock voting separately. Since abstentions are treated for these purposes as votes cast on the proposal, abstentions will effectively count as votes against the approval of the Merger.

If my shares are held in “street name” by my broker or other nominee, will my broker or nominee vote my shares for me?

If you hold your shares in “street name” through a broker or other nominee, and you have not provided voting instructions to your broker or nominee, then whether your broker or nominee may vote your shares in its discretion depends on the proposals before the Annual Meeting. Under the rules of NYSE Arca, Inc. (“NYSE Arca”), your broker or nominee may vote your shares in its discretion on “routine matters.” The election of directors is a routine matter on which your broker or nominee will be permitted to vote your shares if no instructions are furnished. The rules of NYSE Arca, however, do not permit your broker or nominee to vote your shares in its discretion on proposals that are not considered “routine.” The approval of the Merger is a non-routine matter. Accordingly, if your broker or nominee has not received your voting instructions with respect to that proposal, your broker cannot vote your shares on that proposal. This is called a “broker non-vote.” However, because shares that constitute broker non-votes (which include shares as to which brokers withhold authority) will not be considered entitled to vote on such matters (and no votes will be cast with respect to such broker non-votes), broker non-votes will have no effect on the outcome of the proposal.

Are there any other matters to be acted upon at the meeting?

The Company does not know of any other matters to be presented or acted upon at the meeting. If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

CORPORATE GOVERNANCE

Pursuant to the Company’s Bylaws and the Florida Business Corporation Act, the Company’s business and affairs are managed under the direction of the Board of Directors. Directors are kept informed of the Company’s business through discussions with management, including the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Determination of Director Independence

The full Board of Directors undertook a review of each director’s independence on February 12, 2007. During these reviews, the Board considered transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates, including those reported below under “Certain Relationships and Related Transactions.” The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of these reviews was to determine whether any such relationship or transaction was inconsistent with a determination that the director is independent under applicable laws and regulations and the NYSE Arca listing standards. As permitted by the NYSE Arca listing standards, the Board determined that the following categories of relationships will not constitute material relationships that impair a director’s independence: (i) banking relationships with BankAtlantic in the ordinary course of BankAtlantic’s business; (ii) serving on third party boards of directors with other members of the Board; (iii) payments or charitable gifts by the Company to entities of which a director is an executive officer or employee where such payments or gifts do not exceed the greater of $1 million or 2% of such company’s or charity’s consolidated gross revenues; and (iv) investments by directors in common with each other or the Company, its affiliates or executive officers. As a result of its review of the relationships of each of the members of the Board, and considering these categorical standards, the Board has affirmatively determined that a majority of the Company’s directors, including D. Keith Cobb, Oscar Holzmann, Earl Pertnoy and Neil Sterling, are “independent” directors within the meaning of the NYSE Arca listing standards and applicable law.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors has established Audit, Compensation and Nominating/Corporate Governance Committees. The Board has adopted a written charter for each of these three committees and Corporate Governance Guidelines that address the make-up and functioning of the Board. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees. The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted in the “Investor Relations” section of the Company’s website at www.bfcfinancial.com, and each is available in print, without charge, to any shareholder.

The Board met twelve times and executed one unanimous written consent in lieu of a meeting during 2006. Each of the members of the Board of Directors attended at least 75% of the meetings of the Board and Committees on which he served, and all of the then-serving members of the Board of Directors attended the Company’s 2006 annual meeting of shareholders, although the Company has no formal policy requiring them to do so.

The Audit Committee

The Audit Committee consists of Oscar Holzmann, Chairman, D. Keith Cobb, Earl Pertnoy and Neil Sterling. The Board has determined that all of the members of the Audit Committee are “financially literate” and “independent” within the meaning of the NYSE Arca listing standards and applicable SEC rules and regulations. Mr. Holzmann, the Chairman of this Committee, and D. Keith Cobb are both qualified as audit committee financial experts within the meaning of SEC regulations and the Board has determined that each of them has finance and accounting expertise which results in their “financial sophistication” within the meaning of the NYSE Arca listing standards. The Audit Committee met six times during the 2006 fiscal year and its members also held various informal conference calls and meetings as a committee. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor. Additionally, the Audit Committee assists Board oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications, performance and independence of the Company’s independent auditor; and (iv) the performance of the Company’s internal audit function. In connection with these oversight functions, the Audit Committee receives reports from and meets with the Company’s internal audit group, management and independent auditor. The Audit Committee receives information concerning internal controls over financial reporting and any deficiencies in such controls and has adopted a complaint monitoring procedure that enables confidential and anonymous reporting to the Committee of concerns regarding questionable accounting or auditing matters. A report from the Audit Committee is included in this Proxy Statement on page 24.

The Compensation Committee

The Compensation Committee consists of Earl Pertnoy, Chairman, D. Keith Cobb, Oscar Holzmann and Neil Sterling. All of the members of the Compensation Committee are “independent” within the meaning of the NYSE Arca listing standards. In addition, each member of the Compensation Committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an “outside director” as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee met five times during 2006. The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to the compensation of the Company’s executive officers. It determines the compensation of the Chief Executive Officer and, after reviewing the compensation recommendations of the Chief Executive Officer, determines the compensation of the Company’s other executive officers. It also administers the Company’s equity-based compensation plans.

The Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee consists of Neil Sterling, Chairman, D. Keith Cobb, Oscar Holzmann and Earl Pertnoy. All of the members of the Nominating/Corporate Governance Committee are considered to be “independent” within the meaning of the NYSE Arca listing standards. The Nominating/Corporate Governance Committee met two times in 2006. The Nominating/Corporate Governance Committee is responsible for assisting the Board in identifying individuals qualified to become directors, making recommendations of candidates for directorships, developing and recommending to the Board a set of corporate governance principles for the Company, overseeing the evaluation of the Board and management, overseeing the selection, composition and evaluation of the committees of the Board of Directors and overseeing the management continuity and succession planning process.

Generally, the Nominating/Corporate Governance Committee will identify director candidates through the business and other organization networks of the directors and management. Candidates for director will be selected on the basis of the contributions the Nominating/Corporate Governance Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the Nominating/Corporate Governance Committee considers appropriate. In assessing potential new directors, the Nominating/Corporate Governance Committee will seek individuals from diverse professional backgrounds who provide a broad range of experience and expertise. Board candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees are reviewed in the context of the current composition of the Board and the evolving needs of the Company. The Company also requires that its directors be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings. If the Nominating/Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate’s election to the full Board.

Executive Sessions of Non-Management and Independent Directors

In accordance with applicable NYSE Arca rules, the Company’s non-management directors met two times in executive session of the Board in which management directors and other members of management did not participate. Earl Pertnoy was selected to be the presiding director for these sessions. The non-management directors have scheduled regular meetings in February and July of each year, and may schedule additional meetings without management present as they determine to be necessary.

Director and Management Indebtedness

In February 2001, John E. Abdo, Vice Chairman of the Board of Directors, borrowed $500,000 from the Company on a recourse basis and Glen R. Gilbert, former Executive Vice President and Chief Financial Officer of the Company, and Earl Pertnoy, a director of the Company, each borrowed $50,000 on a non-recourse basis in each case to make investments in a technology company sponsored by the Company. In July 2002, Mr. Abdo borrowed an additional $3.0 million from the Company on a recourse basis. All borrowings bore interest at the prime rate plus 1%, which interest was, except for interest on Mr. Abdo’s borrowing, payable annually. The entire principal balance under the borrowings, except for Mr. Abdo’s borrowing, was due in February 2006. Mr. Abdo’s borrowing required monthly interest payments, was due on demand and was secured by 2,127,470 shares of Class A Stock and 370,750 shares of Class B Stock. In February 2006, Messrs. Gilbert and Pertnoy paid in full their outstanding loan balances of $19,151 and $24,854, respectively. The amount outstanding at December 31, 2006 for Mr. Abdo was $425,000. In March 2007, Mr. Abdo paid in full his outstanding loan balance of $425,000.

Communications with the Board of Directors and Non-Management Directors

Interested parties who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group can write to the Company’s Secretary at BFC Financial Corporation, 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309. If the person submitting the letter is a shareholder, the letter should include a statement indicating such. Depending on the subject matter, the Company will:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or

•	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

A member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Code of Ethics

The Company has a Code of Business Conduct and Ethics that applies to all directors, officers and employees of the Company, including its principal executive officer, principal financial officer and principal accounting officer. The Company will post amendments to or waivers from the Code of Business Conduct and Ethics (to the extent applicable to the Company’s principal executive officer, principal financial officer or principal accounting officer) on its website at www.bfcfinancial.com.  There were no such waivers from the Code of Business Conduct and Ethics during 2006. The Company made ministerial amendments to the Code of Business Conduct and Ethics on November 6, 2006. The amended Code of Business Conduct and Ethics has been posted on the Company’s website at www.bfcfinancial.com.

Compensation Committee Interlocks and Insider Participation

The Board of Directors has designated directors D. Keith Cobb, Oscar Holzmann, Earl Pertnoy and Neil Sterling, none of whom are employees of the Company or any of its subsidiaries, to serve on the Compensation Committee. Messrs. Levan and Abdo also received compensation from Levitt Corporation (“Levitt”) and

BankAtlantic Bancorp, Inc. (“BankAtlantic Bancorp”) and received stock option grants from Bluegreen Corporation (“Bluegreen”). Mr. Cobb also serves on the Board of Directors of BankAtlantic Bancorp and receives compensation from BankAtlantic Bancorp for his service on such Board and its committees, including its Audit Committee and Nominating/Corporate Governance Committee. Mr. Cobb does not serve on the Compensation Committee of the Board of Directors of BankAtlantic Bancorp.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the copies of the forms furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 2006, all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

1)     PROPOSAL FOR ELECTION OF DIRECTORS

Nominees for Election as Director

The Board of Directors currently consists of six directors divided into three classes, each of which has a three-year term, expiring in annual succession. The Company’s Bylaws provide that the Board of Directors shall consist of no less than three nor more than twelve directors. The specific number of directors is set from time to time by resolution of the Board.

A total of two directors will be elected at the Annual Meeting, both of whom will be elected for the term expiring in 2010. Each of the nominees was recommended for re-election by the Nominating/Corporate Governance Committee and has consented to serve for the term indicated. If either of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Except as otherwise indicated, the nominees and directors listed below have had no change in principal occupation or employment during the past five years.

The Directors Standing For Election Are:

TERMS ENDING IN 2010:

ALAN B. LEVAN	Director since 1978

Alan B. Levan, age 63, formed the I.R.E. Group (predecessor to the Company) in 1972. Since 1978, he has been Chairman of the Board, President and Chief Executive Officer of the Company or its predecessors. He has been Chairman of the Board and Chief Executive Officer of BankAtlantic Bancorp since 1994 and Chairman of the Board of BankAtlantic since 1987. He has been Chairman of the Board and Chief Executive Officer of Levitt since 1985 and Chairman of Bluegreen since 2002.

NEIL STERLING	Director since 2003

Neil Sterling, age 56, has been the principal of The Sterling Resources Group, Inc., a business development-consulting firm in Fort Lauderdale, Florida, since 1998.

THE BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF CLASS A STOCK AND HOLDERS OF CLASS B STOCK VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

The Directors Continuing In Office Are:

TERMS ENDING IN 2008:

JOHN E. ABDO	Director since 1988

John E. Abdo, age 64, has been Vice Chairman of BankAtlantic since April 1987 and Chairman of the Executive Committee of BankAtlantic since October 1985. He has been a director of the Company since 1988 and Vice Chairman of the Board of the Company since 1993. He has been a director and Vice Chairman of the Board of BankAtlantic Bancorp since 1994 and Vice Chairman of the Board of Levitt since April 2001. He has been President and Chief Executive Officer of Abdo Companies, Inc., a real estate development, construction and brokerage firm, for more than five years. He is also a director of Benihana, Inc. (“Benihana”), a publicly held national restaurant chain, and has been a director and Vice Chairman of Bluegreen since 2002.

OSCAR HOLZMANN	Director since 2002

Oscar Holzmann, age 65, has been an Associate Professor of Accounting at the University of Miami since 1980. He received his Ph.D. in Business Administration from Pennsylvania State University in 1974.

TERMS ENDING IN 2009:

D. KEITH COBB	Director since 2004

D. Keith Cobb, age 66, has served as a business consultant and strategic advisor to a number of companies since 1996. In addition, Mr. Cobb completed a six-year term on the Board of the Federal Reserve Bank of Miami in 2002. Mr. Cobb spent thirty-two years as a practicing certified public accountant at KPMG LLP, and was Vice Chairman and Chief Executive Officer of Alamo Rent A Car, Inc. from 1995 until its sale in 1996. Mr. Cobb also serves on the boards of directors of BankAtlantic Bancorp, Alliance Data Systems, Inc. and several private companies.

EARL PERTNOY	Director since 1978

Earl Pertnoy, age 81, is a real estate investor and developer. He has been a director of the Company or its predecessors since 1978.

Identification of Executive Officers

The following individuals are executive officers of the Company:

Name	Position

Alan B. Levan	Chairman of the Board, Chief Executive Officer, President and Director
John E. Abdo	Vice Chairman of the Board and Director
Phil Bakes	Managing Director and Executive Vice President
George P. Scanlon	Executive Vice President and Chief Financial Officer
Maria R. Scheker	Chief Accounting Officer

All executive officers serve until they resign or are replaced or removed by the Board of Directors.

The following additional information is provided for the executive officers shown above who are not directors of the Company or director nominees:

Phil Bakes, age 61, joined the Company as an Executive Vice President in January 2004 and was named Managing Director in October 2004. Immediately before joining the Company, he served from 1991-2003 as President and Co-Founder of Sojourn Enterprises, a Miami and New York-based merchant banking and advisory firm, as well as Chairman, Chief Executive Officer and Co-Founder from 1999-2003 of FAR&WIDE Travel Corp., an international leisure travel company, which in September 2003 liquidated under Chapter 11 of the U.S. Bankruptcy Code. From 1980-1990, Mr. Bakes was a senior airline industry executive, including serving as President and Chief Executive Officer of Continental Airlines and Eastern Airlines. Mr. Bakes began his professional career in

Washington, D.C. serving as an assistant Watergate prosecutor, counsel to the Senate Antitrust Subcommittee and general counsel of a federal agency. Mr. Bakes holds a Juris Doctor degree from Harvard Law School and a Bachelor of Arts degree from Loyola University (Chicago).

George P. Scanlon, age 50, joined the Company as Executive Vice President and Chief Financial Officer in April 2007. Mr. Scanlon has served as Executive Vice President and Chief Financial Officer of Levitt since August 2004 and now serves as Executive Vice President and Chief Financial Officer of each of the Company and Levitt. Prior to joining Levitt, Mr. Scanlon was the Chief Financial Officer of Datacore Software Corporation from December 2001 to August 2004. Datacore is a privately-owned independent software vendor specializing in storage control, storage management and storage consolidation. Prior to joining Datacore, Mr. Scanlon was the Chief Financial Officer of Seisint, Inc. from November 2000 to September 2001. Seisint was a privately-owned technology company specializing in providing data search and processing products. Prior to joining Seisint, Mr. Scanlon was employed at Ryder System, Inc. from August 1982 to June 2000, serving in a variety of financial positions, including Senior Vice President — Planning and Controller. Ryder is a publicly-traded Fortune 500 provider of transportation, logistics and supply chain management services.

Maria R. Scheker, age 49, was appointed Chief Accounting Officer of the Company in April 2007. Ms. Scheker joined the Company in 1985 and has held various positions with the Company during this time, including Assistant Controller from 1993 through 2003. Ms. Scheker was appointed Controller of the Company in 2003 and Senior Vice President of the Company in March 2006. Ms. Scheker has been a certified public accountant in the State of Florida since 2003.

Certain Relationships and Related Transactions

Review, Approval or Ratification of Transactions with Related Persons

The Board of Directors reviews and approves transactions in which the Company was or is to be a participant, the amount involved exceeded or will exceed $120,000 annually and any of the Company’s directors or executive officers, or their immediate family members, had or will have a direct or indirect material interest. When considering a related person transaction, the Board of Directors analyzes, among other factors it deems appropriate, whether such related person transaction was or is to be for the benefit of the Company and upon terms no less favorable to the Company than if the related person transaction was with an unrelated party. During 2006, no related person transaction occurred where this process was not followed.

Transactions with Related Persons

The Company is the controlling shareholder of BankAtlantic Bancorp and Levitt. The Company also has a direct non-controlling interest in Benihana and, through Levitt, an indirect ownership interest in Bluegreen. The majority of the Company’s capital stock is owned or controlled by the Company’s Chairman, Chief Executive Officer and President, and by the Company’s Vice Chairman, both of whom are also directors of the Company, executive officers and directors of BankAtlantic Bancorp and Levitt, and directors of Bluegreen. The Company’s Vice Chairman is also a director of Benihana.

The following table presents the Company, BankAtlantic Bancorp, Levitt and Bluegreen related person transactions at, and for the year ended, December 31, 2006. Such amounts were eliminated in the Company’s consolidated financial statements.

	At and For The Year Ended December 31, 2006
		BankAtlantic
	BFC	Bancorp	Levitt	Bluegreen
	(In thousands)

Cash and cash equivalents and (securities sold under agreements to repurchase)(1)	$996	$(5,547)	$4,552	$—
Shared service receivable (payable)(2)	312	(142)	(107)	(63)
Shared service income (expense)(2)	2,035	(647)	(1,134)	(254)
Interest income (expense) from cash balance/securities sold under agreements to repurchase(1)	43	(479)	436	—

(1)	The Company and Levitt entered into securities sold under agreements to repurchase with BankAtlantic. The balance in those accounts in the aggregate was approximately $5.5 million at December 31, 2006, and interest in connection with these repurchase agreements was approximately $479,000 for the year ended December 31, 2006. These transactions have the same terms as other BankAtlantic repurchase agreements with unrelated parties.

(2)	Effective January 1, 2006, the Company maintained arrangements with BankAtlantic Bancorp, Levitt and Bluegreen to provide shared service operations in the areas of human resources, risk management, investor relations and executive office administration. Pursuant to this arrangement, certain employees from BankAtlantic were transferred to the Company to staff the Company’s shared service operations. The costs of shared services are allocated based upon the usage of the respective services. Also as part of the shared service arrangement, the Company reimburses BankAtlantic Bancorp and Bluegreen for office facilities costs relating to the Company and its shared service operations.

BankAtlantic Bancorp in prior periods issued options to acquire shares of BankAtlantic Bancorp Class A Common Stock to employees of Levitt prior to the spin-off and to BankAtlantic Bancorp employees that were transferred to the Company on January 1, 2006. BankAtlantic Bancorp has elected, in accordance with the terms of its stock option plans, not to cancel the stock options held by those former employees. BankAtlantic Bancorp accounts for these options to former employees as employee stock options because these individuals were employees of BankAtlantic Bancorp on the grant date. During the year ended December 31, 2006, former employees exercised 51,464 options to acquire BankAtlantic Bancorp Class A Common Stock at a weighted average exercise price of $3.28.

BankAtlantic Bancorp options outstanding to former employees consisted of the following as of December 31, 2006:

	BankAtlantic
	Bancorp
	Class A	Weighted
	Common	Average
	Stock	Price

Options outstanding	306,598	$10.48
Options unvested	245,143	$11.39

During the year ended December 31, 2006, BankAtlantic Bancorp issued to the Company’s employees that perform services for BankAtlantic Bancorp options to acquire 50,300 shares of BankAtlantic Bancorp Class A Common Stock at an exercise price of $14.69. These options vest in five years and expire ten years from the grant date. The Company recognized an expense of $26,000 for the twelve months ended December 31, 2006.

The Company and its subsidiaries utilized certain services of Ruden, McClosky, Smith, Schuster & Russell, P.A. (“Ruden, McClosky”), a law firm to which Bruno DiGiulian, a director of BankAtlantic Bancorp, was of counsel until September 30, 2006. Fees aggregating $526,000 were paid by BankAtlantic Bancorp to Ruden,

McClosky during the year ended December 31, 2006. In addition, fees aggregating $1.6 million were paid to Ruden, McClosky by Levitt in 2006. Ruden, McClosky also represents Alan B. Levan and John E. Abdo with respect to certain other business interests.

Since 2002, Levitt has utilized certain services of Conrad & Scherer, a law firm in which William R. Scherer, a member of the Board of Directors of Levitt, is a member. Levitt paid fees aggregating $470,000 to this firm during the year ended December 31, 2006.

Certain of the Company’s affiliates, including its executive officers, have independently made investments with their own funds in both public and private entities in which the Company holds investments.

Included in the Company’s other assets at December 31, 2006 was approximately $7,000 due from affiliates.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee administers the compensation program for the Company’s executive officers. The Compensation Committee reviews and determines all executive officer compensation, administers the Company’s equity incentive plans (including reviewing and approving grants to the Company’s executive officers), makes recommendations to shareholders with respect to proposals related to compensation matters and generally consults with management regarding employee compensation programs.

The Compensation Committee’s charter reflects these responsibilities, and the Compensation Committee and the Board of Directors periodically review and, if appropriate, revise the charter. The Board of Directors determines the Compensation Committee’s membership, which is composed entirely of independent directors. The Compensation Committee meets at regularly scheduled times during the year, and it may also hold specially scheduled meetings and take action by written consent. At Board meetings, the Chairman of the Compensation Committee reports on committee actions and recommendations, as he deems appropriate. Executive compensation is reviewed at executive sessions of the Board.

Throughout this Proxy Statement, the term “Named Executive Officers” is used to refer collectively to the individuals included on the Summary Compensation Table on page 14.

Compensation Philosophy and Objectives

The Company’s compensation program for executive officers consists of a base salary, an annual cash incentive and bonus program, periodic grants of restricted stock or stock options, and health and welfare benefits. The Compensation Committee believes that the most effective executive officer compensation program is one that is designed to align the interests of the executive officers with those of shareholders by compensating the executive officers in a manner that advances both the short- and long-term interests of the Company and its shareholders. The Compensation Committee believes that the Company’s compensation program for executive officers is appropriately based upon the Company’s performance, the performance and level of responsibility of the executive officer and the market, generally, with respect to executive officer compensation.

Messrs. Levan and Abdo hold executive positions at BankAtlantic Bancorp and Levitt and received compensation for their services directly from these subsidiaries of the Company in 2006. While the Compensation Committee does not determine the compensation paid to Messrs. Levan and Abdo by the Company’s public company subsidiaries, the Compensation Committee considers such compensation and the fact that Messrs. Levan and Abdo devote time to the operations of BankAtlantic Bancorp and Levitt when determining the compensation the Company pays to Messrs. Levan and Abdo.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all compensation decisions for the Named Executive Officers and other executive officers, and approves recommendations regarding equity awards to all of the Company’s employees. The Chief Executive Officer annually reviews the performance of each of the Named Executive Officers (other than himself, whose performance is reviewed by the Compensation Committee). The conclusions reached and recommendations based on these reviews, including those with respect to setting and adjusting base salary, annual cash incentive awards and bonuses and stock option awards, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying upward or downward any recommended amounts or awards to executive officers. In 2006, the Compensation Committee accepted without modification the recommendations of the Chief Executive Officer.

Executive Officer Compensation Components

For the fiscal year ended December 31, 2006, the principal components of compensation for the Named Executive Officers were:

•	base salary;

•	the Company’s annual incentive and bonus program; and

•	long-term equity incentive compensation.

Base Salary

The Compensation Committee believes that the base salaries offered by the Company are competitive based on a review of market practices and the duties and responsibilities of each Named Executive Officer. In setting base salaries, the Compensation Committee periodically examines market compensation levels and trends observed in the market for executives of comparable experience and skills. Market information is used as an initial frame of reference for establishing and adjusting base salaries. The Compensation Committee believes that the Named Executive Officers’ base salaries should be competitive with those of other executives with comparable experience at organizations similar to the Company.

In addition to examining market compensation levels and trends, the Compensation Committee makes base salary decisions for the Named Executive Officers based on an annual review by the Compensation Committee with input and recommendations from the Chief Executive Officer. The Compensation Committee’s review includes, among other things, the functional and decision-making responsibilities of each position, the significance of each Named Executive Officer’s specific area of individual responsibility to the Company’s financial performance and achievement of overall goals, and the contribution, experience and work performance of each Named Executive Officer.

With respect to base salary decisions for the Chief Executive Officer, the Compensation Committee makes an assessment of Mr. Levan’s past performance as Chief Executive Officer and its expectations as to his future contributions to the Company and its subsidiaries, as well as the factors described above for the other Named Executive Officers, including examining market compensation levels and trends and evaluating his individual performance and the Company’s financial condition, operating results and attainment of strategic objectives. In evaluating the performance of Mr. Levan for purposes of not only his base salary, but also his cash bonus under the Company’s annual incentive and bonus program and stock option awards under the Company’s long-term equity incentive compensation program, the Compensation Committee considered the Company’s 2006 operating results and its financial condition. In its review, the Compensation Committee also considered Mr. Levan’s considerable effort and attention in connection with the operations of the Company’s principal investments, including BankAtlantic Bancorp and Levitt, and that the performance of such principal investments has been a substantial factor in the success of the Company. In its review, the Compensation Committee also noted, among other things, Mr. Levan’s leadership during 2006, including leadership actions taken at Levitt and BankAtlantic Bancorp with a view toward positioning both companies for long-term growth and future success and Mr. Levan’s efforts to increase the visibility of, and institutional interest in, each of the Company, BankAtlantic Bancorp and Levitt.

Each of the Named Executive Officer’s 2006 base salary increased approximately 4% from 2005. For 2007, the Compensation Committee has approved an increase of 4% in the base salaries of each of Messrs. Levan, Abdo and Bakes. The Compensation Committee has also approved a 2007 base salary of $175,000 for George P. Scanlon, who, effective April 2, 2007, was appointed the Company’s Executive Vice President and Chief Financial Officer

following Mr. Gilbert’s retirement from such positions on March 29, 2007. Mr. Scanlon will continue to receive a base salary of $175,000 during 2007 as Chief Financial Officer of Levitt.

Annual Incentive and Bonus Program

The Company’s annual incentive and bonus program is a cash bonus plan designed to promote high performance and achievement of shorter-term corporate strategic goals and initiatives, encourage the growth of shareholder value, and allow executives, including the Named Executive Officers, to participate in the growth and profitability of the Company. This program includes elements tied to the achievement of pre-established, objective individual and company-wide annual financial performance goals. These goals are established each year during the Company’s annual budget cycle, and the portion of an executive officer’s cash bonus under the plan that is related to financial performance goals varies upon the impact that the executive officer has on the overall financial performance of the Company as well as the financial performance of his or her division. Generally, a minimum corporate profitability threshold must be achieved before any bonus will be paid. However, the Company’s annual incentive and bonus program also includes a discretionary element tied to a subjective evaluation of overall performance in areas outside those that can be objectively measured based on financial results. Each executive officer’s bonus is intended to take into account corporate and individual components, which are weighted according to the executive officer’s responsibilities.

In 2006, a total of $1,165,564 in cash bonuses were awarded to the Named Executive Officers under the Company’s annual incentive and bonus program, each of which was based on a subjective evaluation of overall performance in areas outside those that can be objectively measured. Mr. Levan was paid a discretionary bonus notwithstanding that the Company did not generate profits upon which a bonus under the objective criteria of the Company’s annual incentive program would be paid. The bonuses paid were as follows:

Alan B. Levan	$466,891
John E. Abdo	$343,200
Glen R. Gilbert	$209,873
Phil J. Bakes	$145,600

Mr. Gilbert ceased to be an executive officer of the Company upon his retirement, effective March 29, 2007. He continues to serve the Company in a non-executive position.

In 2007, Mr. Levan has the potential to be awarded a bonus under the Company’s annual incentive program of up to 100% of his base salary and the other Named Executive Officers have the potential to be awarded bonuses under the Company’s annual incentive program, ranging from 60% to 100% of base salary, in each case, to be payable on the Company’s achievement of certain book value or share price targets.

Long-Term Equity Incentive Compensation

The Company’s long-term equity incentive compensation program provides an opportunity for the Named Executive Officers, and the Company’s other executive officers, to increase their stake in the Company through grants of options to purchase shares of Class A Stock and encourages executive officers to focus on long-term company performance by aligning the executive officers’ interests with those of the Company’s shareholders, since the ultimate value of such compensation is directly dependent on the stock price. The Compensation Committee believes that providing executive officers with opportunities to acquire an interest in the growth and prosperity of the Company through the grant of stock options enables the Company to attract and retain qualified and experienced executive officers and offer additional long-term incentives.

The Compensation Committee’s grant of stock options to executive officers is discretionary based on an assessment of the individual executive officer’s contribution to the success and growth of the Company, subject in any event to the limitations set by the Company’s 2005 Stock Incentive Plan. Decisions by the Compensation Committee regarding grants of stock options to executive officers, including the Named Executive Officers (other than the Chief Executive Officer), are generally made based upon the recommendation of the Chief Executive Officer, the level of the executive officer’s position with the Company, an evaluation of the executive officer’s past and expected future performance, the number of outstanding and previously granted stock options to the executive officer and discussions with the executive officer.

In 2006, all of the Named Executive Officers were granted options to purchase shares of Class A Stock, with an exercise price equal to the market value of such stock on the date of grant, and which vest on the fifth anniversary of the date of grant. The Compensation Committee believes that such stock options serve as a significant aid in the retention of executive officers, since these stock option awards do not vest until five years after the grant date.

Internal Revenue Code Limits on Deductibility of Compensation

Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The Compensation Committee believes that it is generally in the Company’s best interest to attempt to structure performance-based compensation, including stock option grants or performance-based restricted stock awards and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute’s requirements for full tax deductibility for the compensation. However, the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when appropriate for the Company’s overall objectives, even if the Company may not deduct all of the compensation. While the Company adopted its Performance-Based Annual Incentive Plan to provide for bonus payments based on objective standards as contemplated by Section 162(m), bonuses paid in 2006 were subjective bonuses paid in the Compensation Committee’s discretion outside of the Performance-Based Annual Incentive Plan. No assurance can be given that compensation paid by the Company in the future will satisfy the requirements for deductibility under Section 162(m).

SUMMARY COMPENSATION TABLE — 2006

The following table sets forth information with respect to the annual compensation paid or accrued by the Company, BankAtlantic Bancorp, BankAtlantic and Levitt, for services rendered in all capacities during the year ended December 31, 2006 to each of the Named Executive Officers.

								Change in
								Pension Value
								and
								Nonqualified
							Non-equity	Deferred
Name and Principal					Stock	Option	Incentive Plan	Compensation	All Other
Position	Source(1)	Year	Salary($)	Bonus($)(2)	Awards($)	Awards($)(3)	Compensation($)(4)	Earnings($)(5)	Compensation($)(6)	Total($)

Alan B. Levan,	BFC	2006	648,983	466,891	—	268,817	—	—	270,460	1,655,151
Chairman of the	BBX	2006	567,769	11,688	—	348,152	248,655	104,639	22,269	1,303,172
Board and Chief	LEV	2006	515,833	6.769	—	230,828	—	—	—	753,430

Executive Officer(7)			1,732,585	485,348		847,797	248,655	104,639	292,729	3,711,753

John E. Abdo,	BFC	2006	567,769	343,200	—	268,817	—	—	41,000	1,220,786
Vice Chairman	BBX	2006	385,585	8,170	—	232,101	172,174	47,221	29,484	874,735
Of the Board(7)	LEV	2006	628,672	9,582 --	—	333,573	—	—	291,244	1,263,071

			1,582,026	360,952	—	834,491	172,174	47,221	361,728	3,358,592

Glen R. Gilbert,	BFC	2006	347,202	209,873	—	100,184	—	33,016	8,800	699,075
Chief Financial	BBX	2006	—	—	—	—	—	—	—	—
Officer(8)	LEV	2006	—	—	—	—	—	—	—	—

			347,202	209,873	—	100,184	—	33,016	8,800	699,075

Phil J. Bakes,	BFC	2006	361,308	145,600	—	76,116	—	—	26,220	609,244
Managing Director	BBX	2006	—	—	—	—	—	—	—	—
	LEV	2006	—	—	—	—	—	—	—	—

			361,308	145,600	—	76,116	—	—	26,220	609,244

(1)	Amounts identified as BFC represent amounts paid or accrued by the Company, amounts identified as BBX represent amounts paid or accrued by BankAtlantic Bancorp and BankAtlantic and amounts identified as LEV represent amounts paid or accrued by Levitt.

(2)	Represents the discretionary component of cash awards under the Company’s and BankAtlantic Bancorp’s respective annual incentive and bonus programs and Levitt’s Corporate Goal Bonus Plan. The Company’s annual incentive and bonus program is more fully described in the section above entitled “Compensation Discussion and Analysis.”

(3)	All options are to purchase shares of the respective company’s Class A Common Stock. The dollar amount represents the amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), without taking into account an estimate of forfeitures related to service-based vesting of stock option grants, including amounts from awards granted prior to 2006. Other than with respect to forfeitures of options to purchase shares of Levitt’s common stock, assumptions used in the calculation of these amounts are included in footnote 21 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in Amendment No. 2 to the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on July 5, 2007. There were no forfeitures during 2006. Additional information regarding these stock options awarded to the Named Executive Officers in 2006, including the grant date fair value of such stock options, is set forth in “Grants of Plan-Based Awards — 2006” below.

(4)	Represents the formula-based component of cash awards under BankAtlantic Bancorp’s annual incentive program, which is tied to financial performance goals, and cash awards under the BankAtlantic Profit Sharing Stretch Plan as follows: Mr. Levan — $217,112 under BankAtlantic Bancorp’s annual incentive program and $31,543 under the BankAtlantic Profit Sharing Stretch Plan; and Mr. Abdo — $151,830 under BankAtlantic Bancorp’s annual incentive program and $20,344 under the BankAtlantic Profit Sharing Stretch Plan.

(5)	Represents the increase in the actuarial present value of accumulated benefits under the Retirement Plan for Employees of BankAtlantic (the “BankAtlantic Retirement Plan”) and the Executive Retirement Plan for Glen Gilbert (the “Executive Retirement Plan”). Additional information regarding the BankAtlantic Retirement Plan is set forth in the narrative accompanying the table entitled “Pension Benefits — 2006” below. Additional information regarding the Executive Retirement Plan is set forth under the sections entitled “Pension Benefits — 2006” and “Potential Payments upon Termination or Change-in-Control” below.

(6)	Items included under “All Other Compensation” for each of the Named Executive Officers are set forth in the table below:

	Levan	Abdo	Gilbert	Bakes

BFC
Perquisites and other benefits	$79,655	$10,000	$—	$26,220
Amounts paid for life and disability insurance premiums	122,973	—	—	—
Amount paid for automobile expenses	2,832	—	—	—
Contributions to 401(k) savings plan	—	—	8,800	—
Amounts paid for intangible tax	65,000	31,000	—	—

	$270,460	$41,000	$8,800	$26,220

BankAtlantic Bancorp
Perquisites and other benefits	$4,695	$2,044	$—	$—
Insurance premiums	8,734	—	—	—
BankAtlantic Bancorp contributions to retirement and 401(k) plans	8,800	8,800	—	—
Dividends on restricted stock, REIT shares	40	40	—	—
Payment for service as trustee of the BankAtlantic pension plan	—	9,000	—	—
Auto allowance	—	9,600	—	—

	$22,269	$29,484	$—	$—

Levitt
Management fees paid to Abdo Companies, Inc.	$—	$291,244	$—	$—

	$—	$291,244	$—	$—

Amounts included under “BankAtlantic Bancorp — Insurance Premiums” in the table above were paid in connection with the BankAtlantic Split-Dollar Life Insurance Plan (the “BankAtlantic Split-Dollar Plan”). Additional information regarding the BankAtlantic Split-Dollar Plan is set forth in the narrative accompanying the table entitled “Pension Benefits — 2006” below.

The value of perquisites and other benefits included in the rows entitled “Perquisites and other benefits” in the table above is calculated based on their incremental cost to the respective company, which is determined based on the actual cost of providing these perquisites and other benefits. During 2006 (i) Mr. Levan received perquisites and other benefits from the Company which totaled $79,665, including $69,655 related to his use of the Company’s tickets to entertainment and sporting events and $10,000 in charitable contributions made in his name; (ii) Mr. Abdo received perquisites and other benefits from the Company which totaled $10,000, all of which represented charitable contributions made in his name; and (iii) Mr. Bakes received perquisites and other benefits from the Company which totaled $26,220, all of which related to his personal use of the Company’s tickets to entertainment and sporting events.

Mr. Abdo is the principal shareholder and chief executive officer of Abdo Companies, Inc.

(7)	Each of Messrs. Levan and Abdo received non-qualified options to acquire 50,000 shares of Bluegreen common stock during 2006 at an exercise price of $12.07. The options vest on the fifth anniversary of the grant date and have a ten year term. The grant date fair value of the options computed in accordance with FAS 123(R) was $336,500.

(8)	Effective March 29, 2007, Mr. Gilbert retired from his executive positions with the Company. Mr. Gilbert continues to serve the Company in a non-executive position.

GRANTS OF PLAN-BASED AWARDS — 2006

The following table sets forth certain information concerning awards granted by the Company to the Named Executive Officers pursuant to the Company’s non-equity incentive plans in the fiscal year ended December 31, 2006.

					All Other	All Other
					Stock	Option		Grant Date
					Awards:	Awards:	Exercise or	Fair Value
		Estimated Possible Payouts Under			Number of	Number of	Base Price	of Stock
		Non-Equity Incentive Plan			Shares of	Securities	of Option	and
		Awards(1)			Stock or	Underlying	Awards	Option
Name	Grant Date	Threshold	Target	Maximum	Units	Options(2)	($ / Sh)	Awards(3)

Alan B. Levan(4)	3/29/2006	$—	$—	$389,390	N/A	N/A	$ N/A	$ N/A
	6/5/2006	N/A	N/A	N/A	—	75,000	6.36	265,500
John E. Abdo	6/5/2006	N/A	N/A	N/A	—	75,000	6.36	265,500
Glen R. Gilbert	6/5/2006	N/A	N/A	N/A	—	30,000	6.36	106,200
Phil Bakes	6/5/2006	N/A	N/A	N/A	—	25,000	6.36	88,500

(1)	Represents the estimated possible payouts of cash awards under the formula-based component of the Company’s annual incentive program which is tied to financial performance goals. The Named Executive Officers did not receive any payments under the formula-based component of the Company’s annual incentive program for 2006. The Company’s annual incentive program is more fully described in the section entitled “Compensation Discussion and Analysis” above.

(2)	All options are to purchase shares of Class A Stock, were granted under the Company’s 2005 Stock Incentive Plan, vest on the fifth anniversary of the grant date and expire on the tenth anniversary of the grant date.

(3)	Represents the grant date fair value computed in accordance with FAS 123(R).

(4)	Mr. Levan’s award under the Company’s annual incentive program was to be paid based on the Company’s 2006 pre-tax income, not to exceed 60% of his base salary, subject to reduction in the sole discretion of the Compensation Committee. As the conditions for payment were not met, no payments were made based on the objective criteria of the Company’s annual incentive program.

The following table sets forth information concerning awards granted by BankAtlantic Bancorp to the Named Executive Officers pursuant to BankAtlantic Bancorp’s non-equity incentive plans in the fiscal year ended December 31, 2006.

					All Other	All Other
					Stock	Option		Grant Date
					Awards:	Awards:	Exercise or	Fair Value
		Estimated Possible Payouts Under			Number of	Number of	Base Price	of Stock
		Non-Equity Incentive Plan			Shares of	Securities	of Option	and
		Awards(1)			Stock or	Underlying	Awards	Option
Name	Grant Date	Threshold	Target	Maximum	Units	Options(2)	($ / Sh)	Awards(3)

Alan B. Levan	3/30/2006	$—	$572,000	$651,488	N/A	N/A	$ N/A	$ N/A
	7/11/2006	N/A	N/A	N/A	0	60,000	14.81	362,400
John E. Abdo	4/20/2006	—	400,100	455,700	N/A	N/A	N/A	N/A
	7/11/2006	N/A	N/A	N/A	0	40,000	14.81	241,600

(1)	Represents the estimated possible payouts of cash awards under the formula-based component of BankAtlantic Bancorp’s annual incentive plan which is tied to financial performance goals. Cash awards made under the formula-based component of BankAtlantic Bancorp’s annual incentive plan for 2006 are included under “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table-2006” above.

(2)	All options are to purchase shares of BankAtlantic Bancorp Class A Common Stock, were granted under BankAtlantic Bancorp’s 2005 Restricted Stock and Option Plan, and vest on the fifth anniversary of the date of grant.

(3)	Represents the grant date fair value computed in accordance with FAS 123(R).

The following table sets forth certain information concerning awards granted by Levitt to the Named Executive Officers pursuant to Levitt’s non-equity incentive plans in the fiscal year ended December 31, 2006.

								All Other	All Other
								Stock	Option		Grant Date
								Awards:	Awards:	Exercise or	Fair Value
		Estimated Possible Payouts Under						Number of	Number of	Base Price	of Stock
		Non-Equity Incentive Plan						Shares of	Securities	of Option	and
		Awards(1)						Stock or	Underlying	Awards	Option
Name	Grant Date	Threshold		Target		Maximum		Units	Options(2)	($/Sh)	Awards(3)

Alan B. Levan	7/24/2006	$	N/A	$	N/A	$	N/A	0	60,000	$13.06	$371,370
John E. Abdo(4)	3/27/2006		—		—		943,008	N/A	N/A	N/A	N/A
	7/24/2006		N/A		N/A		N/A	0	60,000	13.06	371,370

(1)	Represents the estimated possible payouts of cash awards under the formula-based component of Levitt’s annual incentive program which is tied to financial performance goals. The Named Executive Officers did not receive any payments under the formula-based component of Levitt’s annual incentive program for 2006.

(2)	All options are to purchase shares of Levitt Class A Common Stock, were granted under Levitt’s Amended and Restated 2003 Stock Incentive Plan and vest on the fifth anniversary of the date of grant.

(3)	Represents the grant date fair value computed in accordance with FAS 123(R).

(4)	Mr. Abdo’s award under the formula-based component of Levitt’s annual incentive program was to be paid based on Levitt’s 2006 pre-tax income, not to exceed 150% of his base salary, subject to reduction in the sole discretion of the Compensation Committee of the Board of Directors of Levitt. As the conditions for payment were not met, no payments were made to Mr. Abdo under Levitt’s annual incentive program.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END — 2006

The following table sets forth certain information regarding equity-based awards of the Company held by the Named Executive Officers as of December 31, 2006.

	Option Awards							Stock Awards
											Equity
										Equity	Incentive
					Equity					Incentive	Plan Awards:
					Incentive					Plan Awards:	Market or
					Plan Awards:				Market	Number of	Payout Value
	Number of		Number of		Number of			Number of	Value of	Unearned	of Unearned
	Securities		Securities		Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying		Underlying		Underlying			Units of	Units of	or Other	or Other
	Unexercised		Unexercised		Unexercised	Option	Option	Stock That	Stock That	Rights That	Rights That
	Options		Options		Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable		Unexercisable		Options	Price	Date	Vested	Vested	Vested	Vested

Alan B. Levan			210,579	(1)(2)	N/A	$1.84	2/7/2013	N/A	N/A	N/A	N/A
			93,750	(1)(3)		8.40	7/28/2014
			75,000	(4)(5)		8.92	7/11/2015
			75,000	(4)(6)		6.36	6/5/2016
John E. Abdo			210,579	(1)(2)	N/A	1.84	2/7/2013	N/A	N/A	N/A	N/A
			93,750	(1)(3)		8.40	7/28/2014
			75,000	(4)(5)		8.92	7/11/2015
			75,000	(4)(6)		6.36	6/5/2016
Glen R. Gilbert	24,481	(1)(7)			N/A	1.45	7/1/2007	N/A	N/A	N/A	N/A
	84,230	(1)(8)				3.68	1/13/2008
	6,191	(1)(9)				2.14	4/6/2009
			56,159	(1)(2)		1.84	2/7/2013
			37,501	(1)(3)		8.40	7/28/2014
			30,000	(4)(5)		8.92	7/11/2015
			30,000	(4)(6)		6.36	6/5/2016
Phil Bakes			29,301	(1)(10)	N/A	7.68	1/5/2014	N/A	N/A	N/A	N/A
			12,500	(1)(3)		8.40	7/28/2014
			25,000	(4)(5)		8.92	7/11/2015
			25,000	(4)(6)		6.36	6/5/2016

(1)	Represents options to purchase shares of Class B Stock.

(2)	Vests on February 7, 2008.

(3)	Vests on July 28, 2009.

(4)	Represents options to purchase shares of Class A Stock.

(5)	Vests on July 11, 2010.

(6)	Vests on June 5, 2011.

(7)	Vested on July 1, 2002.

(8)	Vested on January 13, 2003.

(9)	Vested on April 6, 2004.

(10)	Vests on January 5, 2009.

The following table sets forth certain information regarding equity-based awards of BankAtlantic Bancorp held by the Named Executive Officers as of December 31, 2006.

	Option Awards						Stock Awards
										Equity
									Equity	Incentive
				Equity					Incentive	Plan Awards:
				Incentive					Plan Awards:	Market or
				Plan Awards:				Market	Number of	Payout Value
	Number of	Number of		Number of			Number of	Value of	Unearned	of Unearned
	Securities	Securities		Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying		Underlying			Units of	Units of	or Other	or Other
	Unexercised	Unexercised		Unexercised	Option	Option	Stock That	Stock That	Rights That	Rights That
	Options	Options		Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable(1)		Options	Price	Date	Vested	Vested	Vested	Vested

Alan B. Levan		78,377	(2)	N/A	$8.56	3/4/2012	N/A	N/A	N/A	N/A
		78,377	(3)		7.41	3/31/2013
		60,000	(4)		18.20	7/5/2014
		60,000	(5)		19.02	7/11/2015
		60,000	(6)		14.81	7/10/2016
John E. Abdo		52,251	(2)	N/A	8.56	3/4/2012	N/A	N/A	N/A	N/A
		52,251	(3)		7.41	3/31/2013
		40,000	(4)		18.20	7/5/2014
		40,000	(5)		19.02	7/11/2015
		40,000	(6)		14.81	7/10/2016

(1)	All options are to purchase shares of BankAtlantic Bancorp Class A Common Stock.

(2)	Vested on March 4, 2007.

(3)	Vests on March 31, 2008.

(4)	Vests on July 5, 2009.

(5)	Vests on July 11, 2010.

(6)	Vests on July 10, 2011.

The following table sets forth certain information regarding equity-based awards of Levitt held by the Named Executive Officers as of December 31, 2006.

	Option Awards						Stock Awards
										Equity
									Equity	Incentive
				Equity					Incentive	Plan Awards:
				Incentive					Plan Awards:	Market or
				Plan Awards:				Market	Number of	Payout Value
	Number of	Number of		Number of			Number of	Value of	Unearned	of Unearned
	Securities	Securities		Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying		Underlying			Units of	Units of	or Other	or Other
	Unexercised	Unexercised		Unexercised	Option	Option	Stock That	Stock That	Rights That	Rights That
	Options	Options		Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable(1)		Options	Price	Date	Vested	Vested	Vested	Vested

Alan B. Levan		60,000	(2)	N/A	$20.15	1/2/2014	N/A	N/A	N/A	N/A
		40,000	(3)		32.13	7/22/2015
		60,000	(4)		13.06	7/24/2016
John E. Abdo		90,000	(2)	N/A	20.15	1/2/2014	N/A	N/A	N/A	N/A
		60,000	(3)		32.13	7/22/2015
		60,000	(4)		13.06	7/24/2016

(1)	All options are to purchase shares of Levitt Class A Common Stock.

(2)	Vests on January 2, 2009.

(3)	Vests on July 22, 2010.

(4)	Vests on July 24, 2011.

OPTION EXERCISES AND STOCK VESTED — 2006

The following table sets forth certain information regarding exercises of options to purchase shares of the Company’s common stock by the Named Executive Officers in the fiscal year ended December 31, 2006.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise(1)	on Exercise(2)	Acquired on Vesting	on Vesting

Alan B. Levan	1,895,150	$5,974,143	—	$—
John E. Abdo	1,895,150	5,974,143	—	—
Glen R. Gilbert	138,682	546,604	—	—
Phil Bakes	—	—	—	—

(1)	Represents the number of shares of Class B Stock acquired upon exercise of stock options.

(2)	Value realized on exercise is the product of (a) the difference between the market prices of the shares acquired on the dates of exercise and the option exercise prices and (b) the number of shares acquired upon exercise of stock options.

The following table sets forth certain information regarding exercises of options to purchase shares of BankAtlantic Bancorp’s common stock by the Named Executive Officers in the fiscal year ended December 31, 2006.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise(1)	on Exercise(2)	Acquired on Vesting	on Vesting

Alan B. Levan	599,912	$5,716,863	—	$—
John E. Abdo	348,955	3,256,085	—	—

(1)	Represents the number of shares of BankAtlantic Bancorp Class A Common Stock acquired upon exercise of stock options.

(2)	Value realized on exercise is the product of (a) the difference between the market prices of the shares acquired on the dates of exercise and the option exercise prices and (b) the number of shares acquired upon exercise of stock options.

PENSION BENEFITS — 2006

The following table sets forth certain information with respect to accumulated benefits as of December 31, 2006 under any Company plan that provides for payments or other benefits to the Named Executive Officers at, following, or in connection with, retirement.

Present Value
		of Accumulated	Payments During
Name	Plan Name	Benefit(1)	Last Fiscal Year

Alan B. Levan	N/A	$ N/A	$ N/A
John E. Abdo	N/A	N/A	N/A
Glen R. Gilbert	Executive Retirement Plan(2)	525,998	0
Phil Bakes	N/A	N/A	N/A

(1)	Assumptions used in the calculation of these amounts are included in footnote 22 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in Amendment No. 2 to the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on July 5, 2007.

(2)	Information regarding the Executive Retirement Plan is set forth under “Potential Payments upon Termination or Change-in-Control” below.

The following table sets forth certain information with respect to accumulated benefits as of December 31, 2006 under any BankAtlantic Bancorp plan that provides for payments or other benefits to the Named Executive Officers at, following, or in connection with, retirement.

			Present Value
		Number of Years	of Accumulated	Payments During
Name	Plan Name	Credited Service	Benefit(1)	Last Fiscal Year

Alan B. Levan	Retirement Plan for Employees of BankAtlantic	26	$1,415,595	$0
John E. Abdo	Retirement Plan for Employees of BankAtlantic	14	625,673	0

(1)	Assumptions used in the calculation of these amounts are included in footnote 16 to BankAtlantic Bancorp’s audited financial statements for the fiscal year ended December 31, 2006 included in BankAtlantic Bancorp’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007, except that retirement age was assumed to be 65, the normal retirement age as defined in the BankAtlantic Retirement Plan.

BankAtlantic Retirement Plan

Alan B. Levan and John E. Abdo are participants in the BankAtlantic Retirement Plan, which is a defined benefit plan. Effective December 31, 1998, BankAtlantic Bancorp froze the benefits under the BankAtlantic Retirement Plan. Participants who were employed at December 1, 1998, became fully vested in their benefits under the BankAtlantic Retirement Plan. While the BankAtlantic Retirement Plan is frozen, there will be no future benefit accruals. None of the other Named Executive Officers is a participant in the BankAtlantic Retirement Plan. The BankAtlantic Retirement Plan was designed to provide retirement income based on an employee’s salary and years of active service, determined as of December 31, 1998. The cost of the BankAtlantic Retirement Plan is paid by BankAtlantic and all contributions are actuarially determined.

In general, the BankAtlantic Retirement Plan provides for monthly payments to or on behalf of each covered employee upon such employee’s retirement (with provisions for early or postponed retirement), death or disability. As a result of the freezing of future benefit accruals, the amount of the monthly payments is based generally upon two factors: (1) the employee’s average regular monthly compensation for the five consecutive years out of the last ten years ended December 31, 1998, or prior retirement, death or disability, that produces the highest average monthly rate of regular compensation and (2) upon the employee’s years of service with BankAtlantic at December 31, 1998. Benefits are payable for the retiree’s life, with ten years’ worth of payments guaranteed. The benefits are not subject to any reduction for Social Security or any other external benefits.

In 1996, BankAtlantic amended the BankAtlantic Retirement Plan and adopted a supplemental benefit for certain executives, as permitted by the Employee Retirement Income Security Act of 1974 and the Code. This was done because of a change in the Code that operated to restrict the amount of the executive’s compensation that may be taken into account for plan purposes, regardless of the executive’s actual compensation. The intent of the supplemental benefit, when added to the regular plan benefit, was to provide to certain executives the same retirement benefits that they would have received had the Code limits not been enacted, subject to other requirements of the Code. The approximate targeted percentage of pre-retirement compensation for which Mr. Levan will be eligible under the BankAtlantic Retirement Plan as a result of the supplemental benefit at age 65 is 33%. None of the other Named Executive Officers is entitled to the supplemental benefit. The supplemental benefit also was frozen as of December 31, 1998. Because the percentage of pre-retirement compensation payable from the BankAtlantic Retirement Plan to Mr. Levan, including the plan’s supplemental benefit, fell short of the benefit that Mr. Levan would have received under the plan absent the Code limits, BankAtlantic adopted the BankAtlantic Split-Dollar Plan, an employee benefit plan described below.

The following table illustrates annual pension benefits at age 65 for various levels of compensation and years of service at December 31, 1998, the date on which BankAtlantic Retirement Plan benefits were frozen.

	Estimated Annual Benefits
Average Five Year Compensation	Years of Credited Service at December 31, 1998
at December 31, 1998	5 Years	10 Years	20 Years	30 Years	40 Years

$120,000	$10,380	$20,760	$41,520	$62,280	$83,160
$150,000	13,005	26,010	52,020	78,030	104,160
$160,000 and above	13,880	27,760	55,520	83,280	111,160

BankAtlantic Split-Dollar Plan

BankAtlantic adopted the BankAtlantic Split-Dollar Plan in 1996 to provide additional retirement benefits to Mr. Levan, whose monthly benefits under the BankAtlantic Retirement Plan were limited by changes to the Code. Under the BankAtlantic Split-Dollar Plan and its accompanying agreement with Mr. Levan, BankAtlantic arranged for the purchase of an insurance policy insuring the life of Mr. Levan. Pursuant to its agreement with Mr. Levan, BankAtlantic will make premium payments for this policy. The policy is anticipated to accumulate significant cash value over time, which cash value is expected to supplement Mr. Levan’s retirement benefit payable from the BankAtlantic Retirement Plan. Mr. Levan owns the insurance policy, but BankAtlantic will be reimbursed for the amount of premiums that BankAtlantic pays for such policy upon the earlier of his retirement or death. The portion of the amount paid in prior years attributable to the 2006 premium for the insurance policy that is considered compensation to Mr. Levan is included under “All Other Compensation” in the “Summary Compensation Table-2006” above. The BankAtlantic Split-Dollar Plan was not included in the freezing of the BankAtlantic Retirement Plan and BankAtlantic has continued to make premium payments for the insurance policy since 1998.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

In September 2005, the Company entered into an agreement with Mr. Gilbert pursuant to which the Company agreed to pay Mr. Gilbert a monthly retirement benefit of $5,672 beginning January 1, 2010, regardless of his actual retirement date. The monthly payments will continue through Mr. Gilbert’s life, or if he dies before receiving 120 monthly payments, until such time as at least 120 monthly payments have been made to Mr. Gilbert and his beneficiaries. However, as permitted by the agreement, Mr. Gilbert may elect to choose an available actuarially equivalent form of payment. The Company’s obligation under the agreement is unfunded. Based on an aggregate retirement benefit payment of $980,296, in September 2005, the Company recorded the present value of the retirement benefit payment in the amount of $482,444. Assumptions used in the calculation of these amounts are included in footnote 22 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in Amendment No. 2 to the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on July 5, 2007. The Company will recognize monthly the amortization of interest on the retirement benefit as compensation expense. Effective March 29, 2007, Mr. Gilbert retired from his executive positions with the Company. He continues to serve the Company in a non-executive position.

Compensation of Directors

The Compensation Committee recommends director compensation to the Board based on factors it considers appropriate and based on the recommendations of management. In 2006, non-employee directors of the Company each received $100,000 for service on the Board of Directors, payable in cash, restricted stock or non-qualified stock options, in such combinations as the directors may elect, provided that no more than $50,000 may be payable in cash. The restricted stock and stock options are granted in Class A Stock under the Company’s 2005 Stock Incentive Plan. Restricted stock vests monthly over the 12-month service period and stock options are fully vested on the date of grant, have a ten-year term and have an exercise price equal to the closing market price of the Class A Stock on the date of grant. The number of stock options and restricted stock granted is determined by the Company based on assumptions and formulas typically used to value these types of securities. For 2006, the Company paid an aggregate of $200,000 in cash and granted 30,028 shares of restricted Class A Stock to its non-employee directors pursuant to this plan. The Company did not grant any stock options to its non-employee directors in 2006 pursuant to this plan. No director receives additional compensation for attendance at Board of Directors’ meetings or meetings of committees on which he serves except as follows. In 2006, members of the Audit Committee, other than its Chairman, received an annual cash amount of $10,000. The Chairman of the Audit Committee received an annual cash amount of $15,000 during 2006. The Chairman of the Nominating/Corporate Governance Committee and the Chairman of the Compensation Committee each received $3,500 during 2006. Directors who are also officers of the Company or its subsidiaries do not receive additional compensation for their service as directors or for attendance at Board of Directors’ or committee meetings.

DIRECTOR COMPENSATION TABLE — 2006

The following table sets forth certain information regarding the compensation paid to the Company’s non-employee directors for their service during the fiscal year ended December 31, 2006.

					Change in
					Pension Value and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	in Cash($)	Awards($)(1)(2)	Awards($)	Compensation($)	Earnings($)	Compensation($)	Total($)

D. Keith Cobb	60,000	50,000	—	—	—	—	110,000
Oscar Holzmann	65,000	50,000	—	—	—	—	115,000
Earl Pertnoy	63,500	50,000	—	—	—	—	113,500
Neil Sterling	63,500	50,000	—	—	—	—	113,500

(1)	All restricted stock awards are in shares of Class A Stock. The dollar amount represents the amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), including amounts from awards granted prior to 2006. There were no forfeitures during 2006. The grant date fair value of the restricted stock awards computed in accordance with FAS 123(R) is $49,997 for each of Messrs. Cobb, Holzmann, Pertnoy and Sterling.

(2)	The table below sets forth the aggregate number of stock options and the aggregate number of shares of restricted stock held by each non-employee director of the Company as of December 31, 2006:

Name	Stock Options(1)		Restricted Stock(2)

D. Keith Cobb	6,250		3,754
Oscar Holzmann	20,290		3,754
Earl Pertnoy	181,735	(3)	3,754
Neil Sterling	20,290		3,754

(1)	All options are to purchase shares of Class B Stock.

(2)	All restricted stock awards are in shares of Class A Stock.

(3)	Mr. Pertnoy’s stock options are held by Pertnoy Limited Partnership. Mr. Pertnoy is the president of Pertnoy Parent, Inc., the general partner of Pertnoy Limited Partnership.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The charter of the Audit Committee sets forth the Audit Committee responsibilities, which include oversight of the Company’s financial reporting on behalf of the Board of Directors and shareholders. The Audit Committee held seven meetings during 2006. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee and the Company’s management, internal auditors and independent auditors for 2006, PricewaterhouseCoopers LLP (“PwC”). The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits and met with the internal and independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls and compliance matters. At its meeting on March 12, 2007, the Audit Committee approved the continued engagement of PwC as the Company’s independent auditor.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2006 with management and PwC.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America, and discuss with the Audit Committee their independence and any other matters that they are required to discuss with the Audit Committee or that they believe should be raised with it. The Audit Committee oversees these processes, although it must rely on information provided to it and on the representations made by management and the independent auditors.

The Audit Committee also discussed with the independent auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with PwC its independence from the Company. When considering PwC’s independence, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to PwC for audit and non-audit services.

Based on these reviews and meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and in Amendment No. 2 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2006.

Submitted by the Members of the Audit Committee:

Oscar Holzmann, Chairman
D. Keith Cobb
Earl Pertnoy
Neil Sterling

FEES TO INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
FOR FISCAL 2006 AND 2005

PwC served as the independent registered certified accounting firm for the Company, BankAtlantic Bancorp and Levitt for 2006 and 2005. The following table presents for each of these companies fees for professional services rendered by PwC for the audit of each company’s annual financial statements for fiscal 2006 and 2005 and fees billed for audit-related services, tax services and all other services rendered by PwC for fiscal 2006 and 2005.

	Fiscal 2006		Fiscal 2005
	(In thousands)

BFC Financial Corporation
Audit fees(1)	$248		369	(2)
Audit — related fees	—		—
Tax fees	—		—
All other fees	—		—
BankAtlantic Bancorp
Audit fees(1)	$1,783		1,739
Audit — related fees(3)	425	(4)	25
Tax fees	—		—
All other fees	3		—
Levitt
Audit fees(1)	$1,060		1,073	(5)
Audit — related fees	—		—
Tax fees	—		—
All other fees	—		—

(1)	Includes primarily fees for services related to each company’s respective annual financial statement audits, the 2006 and 2005 audit of effectiveness of internal control over financial reporting and review of quarterly financial statements filed in each company’s Quarterly Reports on Form 10-Q.

(2)	Includes additional billing of $79,000, which was incurred during 2006 as final settlement of fees for the Company’s 2005 audit.

(3)	Principally audits of employee benefit plans and consultations regarding generally accepted accounting principles.

(4)	Includes fees for services related to the previously proposed initial public offering of Ryan Beck & Co, Inc.

(5)	Includes additional billing of $300,000 which was incurred during 2006 as final settlement of fees for Levitt’s 2005 audit.

All audit related services, tax services and other services were pre-approved by the Audit Committee of the respective company, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Under the Company’s charter, the Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the independent auditors and shall not engage the independent auditors to perform any non-audit services prohibited by law or regulation. Each year, the independent auditor’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee before the filing of the preceding year’s Annual Report on Form 10-K. Under its current practices, the Audit Committee does not regularly evaluate potential engagements of the independent auditor and approve or reject such potential engagements. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent auditor, and management may present additional services for pre-approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements involving projected fees of $10,000 or less on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting. Engagements involving projected fees of more than $10,000 may only be pre-approved by the full Audit Committee at a regular or special meeting of the Audit Committee.

The Audit Committee has determined that the provision of the services, other than audit services, as described above are compatible with maintaining the principal independent auditor’s independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 1, 2007, certain information as to Class A Stock and Class B Stock beneficially owned by persons owning in excess of 5% of the outstanding shares of such stock. In addition, this table includes the outstanding securities beneficially owned by (i) the Named Executive Officers, (ii) the Company’s directors as of October 1, 2007 and (iii) the Company’s directors and executive officers as of October 1, 2007 as a group. Management knows of no person, except as listed below, who beneficially owned more than 5% of the outstanding shares of Class A Stock or Class B Stock as of October 1, 2007. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and with the Company pursuant to the Exchange Act. For purposes of the table below, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares (1) which he or she has or shares, directly or indirectly, voting or investment power, or (2) which he or she has the right to acquire beneficial ownership of at any time within 60 days after October 1, 2007. As used herein, “voting power” is the power to vote, or direct the voting of, shares, and “investment power” includes the power to dispose of, or direct the disposition of, such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

		Class A	Class B	Percent of	Percent of
		Stock	Stock	Class A	Class B
Name of Beneficial Owner	Notes	Ownership	Ownership	Stock	Stock

I.R.E. Realty Advisory Group, Inc.	(2,3,5)	4,764,285	500,000	11.8%	7.0%
Florida Partners Corporation	(3,5)	1,270,302	133,314	3.1%	1.9%
I.R.E. Properties, Inc.	(3,5)	2,928,727	379,017	7.3%	5.3%
Levan Enterprises, Ltd.	(3,5)	431,649	55,865	1.1%	0.8%
Alan B. Levan	(3,5,6,9)	11,437	2,101,906	*	29.6%
John E. Abdo	(3,5,6,9)	3,356,771	2,969,468	8.3%	41.8%
Glen R. Gilbert	(1,5)	—	229,103	0.0%	3.2%
Phil Bakes	(5)	—	—	0.0%	0.0%
Earl Pertnoy	(1,5,7)	223,361	83,347	*	1.2%
Oscar Holzmann	(1,5)	38,286	20,290	*	*
D. Keith Cobb	(1,5)	27,416	6,250	*	*
Neil Sterling	(1,5)	38,286	20,290	*	*
GoldenTree Asset Management LP	(10)	4,940,000	—	12.2%	0.0%
Dr. Herbert A. Wertheim	(4)	3,968,157	416,448	9.8%	5.9%
All directors and executive officers of the Company as of October 1, 2007 as a group (9 persons)	(1,3,8)	13,090,520	6,290,807	32.4%	86.8%

*	Less than one percent of class.

(1)	Amount and nature of beneficial ownership and percent of class include shares that may be acquired within 60 days pursuant to the exercise of stock options to purchase the Company’s Class A Stock or Class B Stock as follows: Glen R. Gilbert — 90,421 shares of Class B Stock; Earl Pertnoy — 76,447 shares of Class B Stock; Oscar Holzmann — 25,148 shares of Class A Stock and 20,290 shares of Class B Stock; D. Keith Cobb — 6,250 shares of Class B Stock; Neil Sterling — 25,148 shares of Class A Stock and 20,290 shares of Class B Stock; and Maria Scheker — 21,060 shares of Class B Stock.

(2)	The Company owns 45.5% of I.R.E. RAG.

(3)	The Company may be deemed to be controlled by Alan B. Levan and John E. Abdo who collectively may be deemed to have an aggregate beneficial ownership of shares of common stock representing 74.4% of the total voting power of the Company. I.R.E. Properties is 100% owned by Levan Enterprises, and Levan Enterprises may be deemed to be the controlling shareholder of I.R.E. RAG and Florida Partners Corporation. Levan Enterprises is a limited partnership whose sole general partner is Levan General Corp., a corporation 100% owned by Mr. Levan. Therefore, Mr. Levan may be deemed to be the beneficial owner of the shares of the Company’s common stock owned by each of such entities. In addition to his personal holdings of the Company’s common stock, Mr. Levan may be deemed to be the beneficial owner of 11,437 shares of Class A Stock and 1,200 shares of Class B Stock held of record by Mr. Levan’s wife, for an aggregate beneficial ownership of 9,406,400 shares (23.3%) of Class A Stock and 3,170,102 shares (44.6%) of Class B Stock.

(4)	Dr. Wertheim’s ownership was reported in a Rebuttal of Control Agreement filed on December 20, 1996 with the Office of Thrift Supervision (as adjusted for stock splits since the date of filing). The Rebuttal of Control Agreement indicates that Dr. Wertheim has no intention to manage or control, directly or indirectly, the Company. Dr. Wertheim’s mailing address is 191 Leucadendra Drive, Coral Gables, Florida 33156.

(5)	Mailing address is 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309.

(6)	Messrs. Levan and Abdo have entered into a Shareholders Agreement and Irrevocable Proxy with respect to the shares of Class B Stock controlled by them. Under the agreement, they have agreed to vote their shares of Class B Stock in favor of the election of each other to the Board of Directors for so long as they are willing and able to serve as directors of the Company. Additionally, Mr. Abdo has granted an irrevocable proxy to an entity controlled by Mr. Levan and will obtain the consent of Mr. Levan prior to the sale or conversion of certain of his shares of Class B Stock.

(7)	Mr. Pertnoy has direct ownership of 24,399 shares of Class A Stock. Pertnoy Parent Limited Partnership, a family limited partnership controlled by Mr. Pertnoy, owns 198,962 shares of Class A Stock, 6,900 shares of Class B Stock and may be deemed to be the beneficial owner of 76,447 shares of Class B Stock that may be acquired pursuant to the exercise of stock options to purchase such shares.

(8)	Does not include shares beneficially owned by Mr. Gilbert, who retired from his executive positions with the Company on March 29, 2007.

(9)	Includes beneficial ownership of shares subject to plans adopted under Rule 10b5-1 of the Exchange Act as follows: Mr. Levan — 71,250 shares of Class B Stock; and Mr. Abdo — 75,000 shares of Class A Stock.

(10)	GoldenTree Asset Management LP, GoldenTree Asset Management LLC and Steven A. Tananbaum have shared voting power of 4,800,000 of such shares, and Mr. Steven A Tananbaum has sole voting power and sole dispositive power over the remaining 140,000 of such shares. The mailing address of each of GoldenTree Asset Management LP, GoldenTree Asset Management LLC and Mr. Tananbaum is 300 Park Avenue, 21st Floor, New York, New York 10022.

EQUITY COMPENSATION PLAN INFORMATION

Set forth below is certain information, as of December 31, 2006, concerning the Company’s equity compensation plans for which it has previously obtained shareholder approval and those equity compensation plans for which it has not previously obtained shareholder approval.

	Number of Securities	Weighted Average
	to be Issued Upon	Exercise Price of
	Exercise of	Outstanding	Number of Securities
	Outstanding Options,	Options, Warrants	Remaining Available
Plan Category	Warrants or Rights	and Rights	for Future Issuance

Equity compensation plans approved by security holders	1,607,087	$4.88	2,479,448
Equity compensation plans not approved by security holders	—	—	—

Total	1,607,087	$4.88	2,479,448

2) PROPOSAL FOR APPROVAL OF THE MERGER

The terms and conditions of the Merger are contained in the Merger Agreement, which is attached as Appendix A to this proxy statement and is incorporated by reference herein. Please carefully read the Merger Agreement, as it is the legal document that governs the Merger.

Overview of I.R.E. RAG and the Merger

I.R.E. RAG is a Florida corporation which is approximately 45.5% owned by the Company. I.R.E. RAG does not have any operations and its sole assets are 4,764,285 shares of the Company’s Class A Stock and 500,000 shares of the Company’s Class B Stock. The shareholders of I.R.E. RAG, other than the Company, are Levan Enterprises and I.R.E. Properties, each of which is an affiliate of Alan B. Levan, Chief Executive Officer, President and Chairman of the Board of Directors of the Company.

Pursuant to the terms and conditions of the Merger Agreement, at the effective time of the Merger, I.R.E. RAG will merge with and into the Company, and the Company will be the surviving corporation of the Merger. Upon consummation of the Merger, the shareholders of I.R.E. RAG, other than the Company, will receive an aggregate of approximately 2,601,300 shares of the Company’s Class A Stock and 273,000 shares of the Company’s Class B Stock, representing their respective pro rata ownership interests in I.R.E. RAG and the shares of the Company’s common stock owned by I.R.E. RAG, and the 4,764,285 shares of the Company’s Class A Stock and 500,000 shares of the Company’s Class B Stock currently held by I.R.E. RAG will be canceled.

Purpose of the Merger

The Board of Directors determined that the Merger is in the best interests of the Company and its shareholders, has approved the Merger Agreement and the Merger, and recommends that the Company’s shareholders vote “FOR” the Merger because the Merger will simplify the Company’s corporate structure and reduce the number of issued and outstanding shares of the Company’s common stock.

Impact of the Merger on the Company

Because I.R.E. RAG has no operations and no assets other than its shares of the Company’s common stock that will be canceled in the Merger, the Merger will have no impact on the Company’s financial condition, business or results of operations. The Merger will not change the number of outstanding shares for purposes of calculating the Company’s earnings per share, and the number of issued and outstanding shares will actually decrease. Certain selected historical consolidated financial data for the Company is attached to this proxy statement as Appendix B and is incorporated by reference herein.

The Articles of Incorporation and Bylaws of the Company immediately prior to the Merger will continue in full force and effect without any amendments or modifications thereto after the Merger, and the officers and directors of the Company immediately prior to the Merger will continue as the officers and directors of the Company after the Merger for the full unexpired terms of their respective offices or directorships or until their respective successors have been duly appointed or elected.

Interests of Certain Persons in the Merger

In considering the recommendation of the Board of Directors to vote in favor of the Merger, shareholders should be aware that Alan B. Levan, the Company’s Chairman, Chief Executive Officer and President, may have interests in the Merger that are different from, or are in addition to, the interests of the Company’s shareholders, generally. The shareholders of I.R.E. RAG, other than the Company, are Levan Enterprises and I.R.E. Properties. Mr. Levan is the sole shareholder of Levan General Corp., the sole general partner of Levan Enterprises, and Levan Enterprises is the sole shareholder of I.R.E. Properties. The Board of Directors was aware of these interests during its deliberation on the merits of the Merger Agreement and the Merger and in determining to make its recommendation to the Company’s shareholders to vote in favor of the Merger.

Stock Exchange Listing

The Company’s Class A Stock is traded on the NYSE Arca under the symbol “BFF,” and application will be made for the shares of the Company’s Class A Stock to be issued in the Merger to be listed on the NYSE Arca. The Company’s Class B Stock is currently traded, and the shares of the Company’s Class B Stock to be issued in the Merger will be traded, on the OTC Bulletin Board under the symbol “BFCFB.OB.”

Appraisal Rights

Under the Florida Business Corporation Act, the Company’s shareholders will not be entitled to appraisal rights in connection with the Merger.

Federal Income Tax Consequences of the Merger

The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and each party to the Merger Agreement agreed to report the Merger consistently therewith.

Regulatory Matters

The Company must comply with applicable federal and state securities laws and NYSE Arca rules and regulations in connection with the issuance of the shares of the Company’s common stock in the Merger and the filing of this proxy statement with the SEC.

Representations and Warranties Contained in the Merger Agreement and Conditions to the Merger

The Merger Agreement contains customary representations and warranties made by the Company to I.R.E. RAG, Levan Enterprises and I.R.E. Properties and by I.R.E. RAG, Levan Enterprises and I.R.E. Properties to the Company. The completion of the Merger is conditioned on the accuracy of such representations and warranties, as well as the approval of the Merger by the Company’s shareholders.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the transactions contemplated thereby, including the Merger, may be abandoned at any time upon the mutual consent of the parties.

THE BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF CLASS A STOCK AND HOLDERS OF CLASS B STOCK VOTE “FOR” THE APPROVAL OF THE MERGER.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those referred to in the accompanying Notice of Meeting, that may be brought before the Annual Meeting.

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP served as the Company’s independent registered certified public accounting firm for each of the years ended December 31, 2006 and 2005. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions from shareholders.

ADDITIONAL INFORMATION

“Householding” of Proxy Material.  The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or our transfer agent, American Stock Transfer & Trust Company (“AST”), that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a shareholder at a shared address to which a single Proxy Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, or if you are receiving multiple Proxy Statements and would like to request delivery of a single Proxy Statement, please notify your broker if your shares are held in a brokerage account or AST if you hold registered shares. You can notify AST by calling 800-937-5449 or by sending a written request to American Stock Transfer & Trust Company, 59 Maiden Lane — Plaza Level, New York, NY 10038, Attn: Marianela Patterson.

Shareholder Proposals for the 2008 Annual Meeting.  Shareholders interested in submitting a proposal for inclusion in the proxy materials for the 2008 annual meeting of shareholders may do so by following the procedures prescribed in SEC Rule l4a-8. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary no later than May 9, 2008 (or by such other date as set forth in a Company filing under the Exchange Act) at the Company’s main offices, 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309. If such proposal or proposals are in compliance with applicable rules and regulations, they will be included in the Company’s proxy statement and form of proxy for that meeting.

Proxy Solicitation Costs.  The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and regular employees of the Company or its subsidiaries, BankAtlantic Bancorp and/or Levitt, without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Alan B. Levan
Chairman

October 24, 2007

Appendix A

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (the “Agreement”) is entered into as of October   , 2007 by and between BFC FINANCIAL CORPORATION, a Florida corporation (“BFC”), I.R.E. REALTY ADVISORY GROUP, INC., a Florida corporation (“RAG”), LEVAN ENTERPRISES, LTD., a Florida limited partnership (“Enterprises”) and I.R.E. PROPERTIES, INC., a Florida corporation (“Properties”) (each of Enterprises and Properties is an “Other RAG Holder”) and together, they are referred to as the “Other RAG Holders”).

RECITALS

WHEREAS, RAG is a corporation duly organized and existing under and by virtue of the laws of the State of Florida and as of the date hereof, has 1,100 shares of common stock issued and outstanding;

WHEREAS, BFC is a corporation duly organized and existing under and by virtue of the laws of the State of Florida and as of the date hereof, has 40,395,363 shares of Class A Common Stock issued and outstanding of which RAG holds 4,764,285 shares and 7,103,670 shares of Class B Common Stock issued and outstanding of which RAG holds 500,000 shares;

WHEREAS, BFC owns approximately 45.5% of the issued and outstanding shares of RAG common stock, Enterprises owns approximately 18.2% of the issued and outstanding shares of RAG common stock and Properties owns approximately 36.4% of the issued and outstanding shares of RAG common stock;

WHEREAS, the Board of Directors of BFC has (i) determined that the merger of RAG with and into BFC upon the terms and subject to the conditions and in a manner set forth in this Agreement and in accordance with Section 607.1108 of the Florida Business Corporation Act (the “Merger”), this Agreement and the other transactions contemplated herein are fair to, and in the best interests of BFC and the holders of BFC Class A Common Stock and BFC Class B Common Stock (the “BFC Shareholders”), and has declared that the Merger is advisable, (ii) approved the Merger and the terms and conditions of this Agreement and (iii) recommended that the BFC Shareholders adopt and approve the Merger and this Agreement;

WHEREAS, the Board of Directors of RAG has adopted this Agreement and approved the Merger and the transactions contemplated by this Agreement; and

WHEREAS, Enterprises and Properties consent to and approve the Merger in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
MERGER

1.1.  On the Effective Date of the Merger (as hereinafter defined) and in accordance with the laws of the State of Florida, RAG shall merge with and into BFC with BFC being the corporation surviving the Merger (hereinafter sometimes referred to as the “Surviving Corporation”) as a corporation organized and existing under the laws of the State of Florida.

1.2. As soon as practicable following fulfillment of the condition specified in Sections 6.1(a) and 6.2(b) and provided that this Agreement has not been terminated and abandoned pursuant to Article 7 hereof, BFC will cause an executed counterpart of the Articles of Merger substantially in the form attached as Appendix A hereto (the “Articles”), executed in accordance with the laws of the State of Florida to be filed with the Secretary of State of the State of Florida. The Merger shall become effective upon the filing of the Articles with the Secretary of State of the

State of Florida in accordance with the provisions of Section 607.0120 and 607.1105 of the Florida Business Corporation Act (the “FBCA”) (such date hereinafter sometimes referred to as the “Effective Date of the Merger”).

1.3.  Upon the Effective Date of the Merger:

(a) The separate corporate existence of RAG and BFC shall cease and RAG and BFC shall become and be a single corporation, with BFC continuing to exist as a corporation under the laws of the State of Florida, with all of the rights and obligations of such as Surviving Corporation as are provided by the FBCA;

(b) RAG shall cease to exist, and its property shall become the property of BFC as the Surviving Corporation;

(c) The 4,764,285 shares of BFC Class A Common Stock and the 500,000 shares of BFC Class B Common Stock currently held by RAG shall be canceled;

(d) The Articles of Incorporation of BFC as in effect immediately prior to the Effective Date of the Merger, shall be the Articles of Incorporation of the Surviving Corporation until amended in the manner provided by law and said Articles of Incorporation;

(e) The Bylaws of BFC in effect immediately prior to the Effective Date of the Merger shall be the Bylaws of the Surviving Corporation until amended in the manner provided by law, the Articles of Incorporation of the Surviving Corporation and said Bylaws; and

(f) The officers and directors of BFC immediately prior to the Effective Date of the Merger shall continue as the officers and directors of the Surviving Corporation for the full unexpired terms of their respective offices or until their respective successors have been duly elected or appointed and qualified.

1.4.  Upon the Effective Date of the Merger all of the issued and outstanding shares of RAG shall, by virtue of the Merger and without any action on the part of the respective holders thereof, be converted or be canceled as the case may be, as follows:

(a) Each share of common stock of RAG issued to the Other RAG Holders and outstanding prior to the Effective Date of the Merger shall be converted without any action on the part of such holders into and be exchanged for the number of shares of common stock, par value $0.01 per share, of the Surviving Corporation as set forth on Schedule 1 hereto based upon each such shareholder’s respective pro rata ownership interest in RAG prior to the Effective Date of the Merger.

(b) Each share of common stock of RAG owned by BFC shall be canceled and retired and shall cease to exist at the Effective Date of the Merger, and no consideration shall be delivered in exchange therefore.

1.5.  As soon as practicable after the Effective Date of the Merger, each holder of shares of RAG common stock which, immediately prior to the Effective Date of the Merger, were issued and outstanding shall surrender to BFC, or its duly appointed agent, any certificates which, immediately prior to the Effective Date of the Merger, shall have represented any shares of RAG shares then issued and outstanding. Upon receipt of such surrendered share certificates, BFC shall issue and exchange therefore certificates or other evidence of ownership of shares of BFC Class A Common Stock and BFC Class B Common Stock representing the number of shares to which such holder is entitled as provided on Schedule 1 hereto.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF BFC

BFC hereby represents and warrants to RAG and to the Other RAG Holders as follows:

2.1.  Corporate Status.  BFC is duly organized, validly existing and in good standing in the State of Florida.

2.2.  Authority; Enforceability.  The execution, delivery and performance of this Agreement by BFC and the consummation by BFC of the transactions contemplated hereby have been duly authorized by all requisite corporate action, except that prior to the consummation of the Merger, the BFC Shareholders voting as one class as well as the holders of BFC Class B Common Stock voting separately shall have approved the Merger. This Agreement has been duly executed and delivered by BFC, and upon due execution and delivery by RAG and the Other RAG Holders will constitute the legal, valid and binding obligation of BFC, enforceable in accordance with its terms, except to the extent that its enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

2.3.  No Violation or Conflict. The execution, delivery and performance of this Agreement by BFC and the consummation by BFC of the transactions contemplated hereby: (a) do not and will not violate or conflict with any provision of law or regulation, or any writ, order, judgment or decree of any court or governmental or regulatory authority, or any provision of BFC’s Articles of Incorporation or Bylaws; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of BFC pursuant to any material instrument or agreement to which BFC is a party or by which BFC or its properties may be bound or affected, except that prior to the consummation of the Merger, the BFC Shareholders voting together as one class as well as the holders of BFC Class B Common Stock voting separately shall each have approved the Merger.

2.4.  Validity of BFC Shares.  When issued and delivered in accordance with this Agreement, the BFC shares to be issued shall be duly and validly authorized, issued and outstanding, fully paid and non-assessable, and shall not have been issued in violation of any preemptive rights.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF RAG

RAG represents and warrants to BFC as follows:

3.1.  Corporate Status.  RAG is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with all requisite right, power and authority to engage in and consummate the transactions contemplated hereby.

3.2.  Authority; Enforceability.  The execution, delivery and performance of this Agreement by RAG and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by RAG, and upon due execution and delivery by BFC and the Other RAG Holders will constitute the legal, valid and binding obligation of RAG, enforceable in accordance with its terms, except to the extent that its enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.3.  No Violation or Conflict. The execution, delivery and performance of this Agreement by RAG and the consummation of the transactions contemplated hereby: (a) do not and will not violate or conflict with any provision of law or regulation, or any writ, order, judgment or decree of any court or governmental or regulatory authority, or any provision of RAG’s Articles of Incorporation or Bylaws or any other governing documents of RAG; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of RAG pursuant to any material instrument or agreement to which RAG is a party or by which RAG or any of its properties may be bound or affected.

3.4.  Ownership and Title to the Shares.  RAG is the legal and beneficial owner of 4,764,285 shares of BFC Class A Common Stock and 500,000 shares of BFC Class B Common Stock and such shares are owned free and clear of any pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances.

3.5.  Independent Representation.  RAG acknowledges that counsel to BFC has not represented it or its shareholders, including the Other RAG Holders, nor provided it or its shareholders, including the Other RAG Holders, with any legal or other advice in connection with the transactions contemplated hereby and that each has been urged to seek independent professional legal, tax and financial advice in order to analyze the risks and merits of entering into this Agreement and consummating the transactions contemplated hereby.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE OTHER RAG HOLDERS

The Other RAG Holders jointly and severally represent and warrant to BFC as follows:

4.1.  Entity Status.  Each of Enterprises and Properties are entities duly organized, validly existing and in good standing under the laws of the State of Florida, with all requisite right, power and authority to engage in and consummate the transactions contemplated hereby.

4.2.  Authority; Enforceability.  The execution, delivery and performance of this Agreement by each of Enterprises and Properties and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on behalf of Enterprises and Properties. This Agreement has been duly executed and delivered by each of Enterprises and Properties, and upon due execution and delivery by each of BFC and RAG will constitute the legal, valid and binding obligation of each of them, enforceable in accordance with its terms, except to the extent that its enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

4.3.  Ownership and Title to RAG Shares.  Enterprises is the legal and beneficial owner of 200 shares of RAG Common Stock and Properties is the legal and beneficial owner of 400 shares of RAG Common Stock and such shares are owned free and clear of any pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances.

4.4.  No Registration.  Each of Enterprises and Properties understands that the BFC Shares being issued in the Merger have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws. Each of Enterprises and Properties understands that it will not be able to sell, transfer or otherwise dispose of the BFC Shares it receives in the Merger except pursuant to a valid registration statement under the Securities Act or a transaction which is exempt from the registration requirements under the Securities Act. Each of Enterprises and Properties acknowledges that it is acquiring the BFC Shares for its own account, for investment only, and not with a view toward the resale or distribution thereof.

4.5.  Independent Representation.  Each of Enterprises and Properties acknowledges that counsel to BFC has not represented it nor provided it with any legal or other advice in connection with the transactions contemplated hereby and that each has been urged to seek independent professional legal, tax and financial advice in order to analyze the risks and merits of entering into this Agreement and consummating the transactions contemplated hereby.

ARTICLE V
COVENANT

5.1.  Covenant.  The parties hereto acknowledge that the transactions contemplated hereby are intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the “Code”) and each party hereto agrees to report the transactions consistently therewith.

ARTICLE VI
CONDITIONS PRECEDENT TO THE MERGER

6.1.  The obligations of BFC to consummate the Merger are subject to the satisfaction at or prior to the Effective Date of the Merger of the following conditions:

(a) The representations and warranties of RAG and the Other RAG Holders contained in this Agreement shall be true and correct on the date hereof and shall also be true and correct on the Effective Date of the Merger as if then made.

(b) The Merger shall have been approved by the BFC Shareholders voting as one class as well as by the holders of BFC Class B Stock voting separately.

6.2.  The obligations of RAG and the Other RAG Holders to consummate the transaction contemplated by this Agreement are subject to the satisfaction at or prior to the Effective Date of the Merger of the following conditions:

(a) The representations and warranties of BFC contained in this Agreement shall be true and correct on the date hereof and shall also be true and correct on the Effective Date of the Merger as if then made.

(b) The Merger shall have been approved by the BFC Shareholders voting as one class as well as by the holders of BFC Class B Stock voting separately.

ARTICLE VII
TERMINATION AND ABANDONMENT

This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time by the mutual consent of the parties hereto.

ARTICLE VIII
MISCELLANEOUS

8.1.  Expenses.  Each of the parties hereto shall bear their own costs and expenses relating to each of the transactions contemplated hereby, including fees and expenses of legal counsel.

8.2.  Amendment and Modification.  This Agreement may be amended, supplemented or modified only in a writing duly executed by all of the parties hereto.

8.3.  Waiver.  No waiver of any breach of any one of the terms, conditions or covenants of this Agreement by the parties shall be deemed to imply or constitute a waiver of any other term, condition or covenant of this Agreement. The failure of any party hereto to insist on strict performance of any term, condition or covenant of this Agreement shall not constitute or be construed as a waiver of the rights of either or the other thereafter to enforce any other default of such term, condition or covenant; neither shall such failure to insist upon strict performance be deemed sufficient grounds to enable any party hereto to forego or subvert or otherwise disregard any other term, condition or covenant of this Agreement.

8.4.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

BFC Financial Corporation
2100 W. Cypress Creek Road
Fort Lauderdale, Florida 33309
Attn: Alan B. Levan
(Fax): (954) 940-5050

I.R.E. Realty Advisory Group, Inc.
2100 W. Cypress Creek Road
Fort Lauderdale, Florida 33309
Attn: Alan B. Levan
(Fax): (954) 940-5050

Levan Enterprises, Ltd.
2100 W. Cypress Creek Road
Fort Lauderdale, Florida 33309
Attn: Alan B. Levan
(Fax): (954) 940-5050

I.R.E. Properties, Inc.
2100 W. Cypress Creek Road
Fort Lauderdale, Florida 33309
Attn: Alan B. Levan
(Fax): (954) 940-5050

or to such other person, address or facsimile number as such party shall furnish to the other parties hereto in accordance with this section.

8.5.  Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreements, representations or communications, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

8.6.  Headings.  The article and section headings in this Agreement are inserted as a matter of convenience and are for reference only and shall not be construed to define, limit, extend or describe the scope of this Agreement or the intent of any provision.

8.7.  Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Florida (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

8.8.  Counterparts.  This Agreement may be executed in several counterparts, by original or facsimile, and all so executed shall constitute one Agreement binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

8.9.  Severability.  In the event any sentence, paragraph, provision, word, section or article of this Agreement is declared by a court of competent jurisdiction to be void, such sentence, paragraph, provision, word, section or article shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in effect.

[Signatures on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.
BFC FINANCIAL CORPORATION,
a Florida corporation

By:	Alan B. Levan, Chief Executive Officer and President

I.R.E. REALTY ADVISORY GROUP, INC.,
a Florida corporation

By:

LEVAN ENTERPRISES, LTD.,
a Florida limited partnership

By:	LEVAN GENERAL CORP., a Florida corporation, its general partner

By:

I.R.E. PROPERTIES, INC.,
a Florida corporation

By:

Appendix B

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following table sets forth our selected consolidated financial and other data as of, and for the years ended, December 31, 2002 through 2006 and as of, and for the six months ended, June 30, 2006 and 2007. Certain selected consolidated financial and other data presented below as of, and for the years ended, December 31, 2002 through 2006 are derived from our consolidated financial statements. The selected consolidated financial and other data as of, and for the six months ended, June 30, 2006 and 2007 are derived from our unaudited consolidated financial statements and reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of such data. Results for the six months ended June 30, 2007 are not necessarily indicative of results that may be expected for the entire year or any future period. The following table is a summary and should be read in conjunction with “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and the consolidated financial statements and related notes contained in Amendment No. 2 to our Annual Report on Form 10-K/A for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.

	As of and for the
	Six Months
	Ended June 30,		As of and for the Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(Dollars in thousands, except for per share data, average price data,
	ratios, percentages, units and acres)

Income Statement

Revenues

BFC Activities	$4,212	$1,997	$3,682	$3,129	$5,683	$1,073	$607

Financial Services	267,652	242,899	507,746	445,537	358,703	320,534	350,987

Homebuilding & Real Estate Development	277,204	263,525	583,152	574,824	558,838	288,686	212,081

	549,068	508,421	1,094,580	1,023,490	923,224	610,293	563,675

Costs and Expenses

BFC Activities	7,038	6,272	12,370	9,665	7,452	7,019	5,141

Financial Services	258,323	218,436	474,311	381,916	280,431	275,507	321,243

Homebuilding & Real Estate Development	351,419	267,413	606,655	498,760	481,618	253,169	191,662

	616,780	492,121	1,093,336	890,341	769,501	535,695	518,046

Equity in earnings from unconsolidated affiliates	4,919	3,124	10,935	13,404	19,603	10,126	9,327

(Loss) income from continuing operations	(62,793)	19,424	12,179	146,553	173,326	84,724	54,956

(Benefit) provision for income taxes	(18,046)	5,979	(528)	59,566	70,920	36,466	19,615

Noncontrolling interest	(40,222)	13,301	13,404	79,267	90,388	43,616	33,501

(Loss) income from continuing operations	(4,525)	144	(697)	7,720	12,018	4,642	1,840

(Loss) income from discontinued operations, net of noncontrolling interest and income taxes	1,038	(522)	(1,524)	5,054	2,212	2,380	2,151

Income from extraordinary items, net of noncontrolling interest and income taxes	—	—	—	—	—	—	3,298

Cumulative effect of a change in accounting principle, net of noncontrolling interest and income taxes	—	—	—	—	—	—	(2,097)

Net (loss) income	(3,487)	(378)	(2,221)	12,774	14,230	7,022	5,192

5% Preferred Stock dividends	(375)	(375)	(750)	(750)	(392)	—	—

Net (loss) income allocable to common stock	$(3,862)	$(753)	$(2,971)	$12,024	$13,838	$7,022	$5,192

Common Share Data(a),(c), ( d)

Basic (loss) earnings per share:

Basic (loss) earnings per share from continuing operations	$(0.15)	$(0.01)	$(0.04)	$0.24	$0.48	$0.21	$0.08

Discontinued operations	0.03	(0.02)	(0.05)	0.18	0.09	0.10	0.10

Extraordinary items	—	—	—	—	—	—	0.15

Cumulative effect of a change in accounting principle	—	—	—	—	—	—	(0.09)

Basic (loss) earnings per share of common stock	$(0.12)	$(0.03)	$(0.09)	$0.42	$0.57	$0.31	$0.23

	As of and for the
	Six Months
	Ended June 30,		As of and for the Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(Dollars in thousands, except for per share data, average price data,
	ratios, percentages, units and acres)

Diluted (loss) earnings per share:

Diluted earnings (loss) per share from continuing operations	$(0.15)	$(0.01)	$(0.05)	$0.22	$0.40	$0.16	$0.07

Discontinued operations	0.03	(0.02)	(0.05)	0.15	0.07	0.09	0.09

Extraordinary items	—	—	—	—	—	—	0.14

Cumulative effect of a change in accounting principle	—	—	—	—	—	—	(0.09)

Diluted (loss) earnings per share of common stock	$(0.12)	$(0.03)	$(0.10)	$0.37	$0.47	$0.25	$0.21

Basic weighted average number of common shares outstanding	33,458	33,057	33,249	28,952	24,183	22,818	22,454

Diluted weighted average number of common shares outstanding	33,458	33,057	33,249	31,219	27,806	26,031	22,454

Ratio of earnings to fixed charges(e)	—	—	—	—	—	0.28	—

Dollar deficiency of earnings to fixed charges(e)	$853	$2,583	$5,197	$7,217	$4,145	$—	$1,347

Balance Sheet (at period end)

Loans receivable, loans held for sale and leases, net	$4,621,871	$4,491,054	$4,603,505	$4,628,744	$4,561,073	$3,611,612	$3,377,870

Securities	$1,212,644	$1,276,088	$1,081,980	$1,064,857	$1,082,985	$553,148	$975,516

Total assets	$7,606,240	$7,417,420	$7,605,766	$7,395,755	$6,954,847	$5,136,235	$5,415,933

Deposits	$4,017,143	$3,835,006	$3,867,036	$3,752,676	$3,457,202	$3,058,141	$2,920,555

Securities sold under agreements to repurchase and federal funds purchased	$181,513	$407,441	$128,411	$249,263	$257,002	$120,874	$116,279

Other borrowings(f)	$2,417,228	$1,951,421	$2,426,000	$2,131,976	$2,086,368	$1,209,571	$1,686,613

Shareholders’ equity	$174,152	$177,503	$177,585	$183,080	$125,251	$85,675	$77,411

Book value per share(d),(g)	$4.72	$4.84	$4.84	$5.25	$4.25	$3.68	$3.45

Return on average equity(b)(h)	(1.98)%	(0.21)%	(1.24)%	8.08%	13.16%	8.63%	6.85%

BankAtlantic Asset quality ratios

Non-performing assets, net of reserves as a percent of total loans, tax certificates and repossessed assets	0.94%	0.17%	0.55%	0.17%	0.19%	0.36%	0.86%

Loan loss allowance as a percent of non-performing loans	251.1%	785.42%	982.89%	605.68%	582.18%	422.06%	235.61%

Loan loss allowance as a percentage of total loans	1.17%	0.93%	0.94%	0.88%	1.00%	1.24%	1.38%

Capital Ratios for BankAtlantic

Total risk based capital	12.34%	12.28%	12.08%	11.50%	10.80%	12.06%	11.89%

Tier I risk based capital	10.62%	10.71%	10.50%	10.02%	9.19%	10.22%	10.01%

Leverage	7.48%	7.74%	7.55%	7.42%	6.83%	8.52%	7.26%

Levitt Corporation

Consolidated

Consolidated margin on sales of real estate(i)	$(17,840)	$48,494	$83,125	$150,030	$143,378	$73,627	$48,133

Consolidated Margin	(6.7)%	18.9%	14.7%	26.9%	26.1%	26.0%	23.2%

Homes delivered (units)	741	831	1,660	1,789	2,126	1,011	740

Backlog of homes (units)	926	1,803	1,248	1,792	1,814	2,053	824

Backlog of homes (sales value)	$297,832	609,167	$438,240	$557,325	$448,647	$458,771	$167,526

Land division acres sold	1	105	371	1,647	1,212	1,337	1,715

Primary Homebuilding:

Revenues from sales of real estate	$227,317	$193,132	$424,420	$352,723	$418,550	$222,257	$162,359

Cost of sales of real estate(i)	249,275	152,368	367,252	272,680	323,366	173,072	131,281

Margin(i)	$(21,958)	$40,764	$57,168	$80,043	$95,184	$49,185	$31,078

Margin percentage(j)	(9.7)%	21.1%	13.5%	22.7%	22.7%	22.1%	19.1%

Construction starts (units)	377	786	1,445	1,212	1,893	1,593	796

Homes delivered (units)	650	634	1,320	1,338	1,783	1,011	740

Average selling price of homes delivered	$350,000	$305,000	$322,000	$264,000	$235,000	$220,000	$219,000

Net orders (units)	344	669	847	1,289	1,378	2,240	980

Net orders (value)	$86,646	$252,101	$324,217	$448,207	$376,435	$513,436	$204,730

Backlog of homes (units)	820	1,634	1,126	1,599	1,648	2,053	824

Backlog of homes (sales value)	$270,907	$571,109	$411,578	$512,140	$416,656	$458,771	$167,526

	As of and for the
	Six Months
	Ended June 30,		As of and for the Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(Dollars in thousands, except for per share data, average price data,
	ratios, percentages, units and acres)

Tennessee Homebuilding:

Revenues from sales of real estate	$30,505	$41,717	$76,299	$85,644	$53,746	$—	$—

Cost of sales of real estate(i)	29,334	41,490	72,807	74,328	47,731	—	—

Margin(i)	$1,171	$227	$3,492	$11,316	$6,015	$—	$—

Margin percentage(j)(m)	6.0%	0.5%	4.6%	13.2%	11.2%	—	—

Construction starts (units)	112	136	237	450	401	—	—

Homes delivered (units)	91	197	340	451	343	—	—

Average selling price of homes delivered	$214,000	$212,000	$224,000	$190,000	$157,000	$—	$—

Net orders (units)	63	85	269	478	301	—	—

Net orders (value)	$19,710	$34,590	$57,776	$98,838	$51,481	$—	$—

Backlog of homes (units)	106	169	122	193	166	—	—

Backlog of homes (sales value)	$26,925	$38,058	$26,662	$45,185	$31,991	$—	$—

Land Divison(l):

Revenues from sales of real estate	$2,694	$21,358	$69,778	$105,658	$96,200	$55,037	$53,919

Cost of sales of real estate	555	12,737	42,662	50,706	42,838	31,362	28,722

Margin(i)	$2,139	$8,621	$27,116	$54,952	$53,362	$23,675	$25,197

Margin percentage(j)	79.4%	40.4%	38.9%	52.0%	55.5%	43.0%	46.7%

Acres sold	1	105	371	1,647	1,212	1,337	1,715

Inventory of real estate (acres)(k)	6,870	7,138	6,871	7,287	5,965	6,837	5,853

Inventory of real estate (book value)	$204,611	$152,470	$176,356	$150,686	$122,056	$43,906	$59,520

Acres subject to sales contracts — Third parties	98	84	74	246	1,833	1,433	1,845

Aggregate sales price of acres subject to sales contracts to third parties	$29,013	$15,387	$21,124	$39,283	$121,095	$103,174	$72,767

(a)	Since its inception, the Company has not paid any cash dividends on its common stock.
(b)	Ratios were computed using quarterly averages.
(c)	While the Company has two classes of common stock outstanding, the two-class method is not presented because the Company’s capital structure does not provide for different dividend rates or other preferences, other than voting rights, between the two classes.
(d)	I.R.E. RAG owns 4,764,282 shares of the Company’s Class A Stock and 500,000 shares of the Company’s Class B Stock. Because the Company owns 45.5% of the outstanding common stock of I.R.E. RAG, 2,165,367 shares of the Company’s Class A Stock and 227,500 shares of the Company’s Class B Stock are eliminated from the number of shares outstanding for purposes of computing earnings per share and book value per share.
(e)	The operations, fixed charges and dividends of BankAtlantic Bancorp and Levitt are not included in the calculation because each of those subsidiaries are separate, publicly traded companies whose Boards of Directors are composed of individuals, a majority of whom are independent. Accordingly, decisions made by those Boards, including with respect to the payment of dividends, are not within the Company’s control.
(f)	Other borrowings consist of FHLB advances, subordinated debentures, notes, mortgage notes payable, bonds payable, secured borrowings, junior subordinated debentures and borrowings included in liabilities related to assets held for sale. Secured borrowings were recognized on loan participation agreements that constituted a legal sale of a portion of the loan but that were not qualified to be accounted for as a loan sale.
(g)	Preferred stock redemption price is eliminated from shareholders’ equity for purposes of computing book value per share.
(h)	The return on average equity is equal to net income (loss) (numerator) divided by average consolidated shareholders’ equity (denominator) during the respective period.
(i)	Margin is calculated as sales of real estate minus cost of sales of real estate. Included in cost of sales of real estate for the six months ended June 30, 2007 and 2006 are impairment charges of $62.5 million and $0 in the Primary Homebuilding segment and $776,000 and $4.7 million in the Tennessee Homebuilding segment, respectively. For the year ended December 31, 2006, homebuilding inventory impairment charges and write-offs of deposits and pre-acquisition costs were $31.1 million in the Primary Homebuilding segment and $5.7 million in the Tennessee Homebuilding segment.
(j)	Margin percentage is calculated by dividing margin by sales of real estate.
(k)	Estimated net saleable acres (subject to final zoning, permitting, and other governmental regulations/approvals).
(l)	Revenues and costs of sales of real estate include land sales to Levitt and Sons, LLC, Levitt’s homebuilding subsidiary, if any. These inter-segment transactions are eliminated in consolidation.
(m)	Calculation for the six months ended June 30, 2007 excludes $11.1 million land sale, which generated no margin. No comparable land sales occurred during the six months ended June 30, 2006 or for the years ended December 31, 2002 through 2006.

Form of Proxy
Class A Common Stock
BFC FINANCIAL CORPORATION 2100 WEST CYPRESS CREEK ROAD FT. LAUDERDALE, FL 33309
ANNUAL MEETING OF SHAREHOLDERS OF BFC FINANCIAL CORPORATION November 19, 2007
The undersigned hereby appoints George P. Scanlon and Maria R. Scheker, and each of them, acting alone, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class A Common Stock of BFC Financial Corporation held of record by the undersigned on October 5, 2007 at the Annual Meeting of Shareholders to be held on November 19, 2007 and at any adjournment or postponement thereof.
Please date, sign and mail your proxy card in the envelope provided as soon as possible. Please detach along the perforated line and mail in the envelope provided.

Address Changes/Comments:
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side)
(Continued and to be signed on the reverse side)

BFC FINANCIAL CORPORATION VOTE BY INTERNET — www.proxyvote.com
2100 W. CYPRESS CREEK ROAD —
FT. LAUDERDALE, FL 33309 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by BFC Financial Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to BFC Financial Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
BFC Financial Corporation 3. In his or her discretion, the proxy is Election of Directors authorized to vote upon such other matters as may 1. The election of two directors, each for a term of three years. properly come before the meeting. NOMINEES: 3-YEAR TERM: THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED 01) Alan B. Levan IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED 02) Neil Sterling SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY [ ] FOR ALL NOMINEES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS [ ] WITHHOLD AUTHORITY NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. FOR ALL NOMINEES PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD [ ] FOR ALL EXCEPT PROMPTLY IN THE ENCLOSED ENVELOPE. (See instructions below) Please indicate if you plan to attend this meeting INSTRUCTION: To withhold authority to vote for any individual [ ] YES nominee, mark “FOR ALL EXCEPT” and write the number(s) of the [ ] NO nominee(s) on the line below. For address changes and/or comments, please check ___this box and write them on the back where Vote on the Merger indicated. [ ] 2. Approval of the merger of I.R.E. Realty Advisory Group, Inc. with and into the Company. [ ] FOR [ ] AGAINST [ ] ABSTAIN
Signature of Shareholder:___Date:___Signature of Shareholder: ___Date: ___
NOTE: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Form of Proxy Class B Common Stock
BFC FINANCIAL CORPORATION 2100 WEST CYPRESS CREEK ROAD FT. LAUDERDALE, FL 33309
ANNUAL MEETING OF SHAREHOLDERS OF BFC FINANCIAL CORPORATION November 19, 2007
The undersigned hereby appoints George P. Scanlon and Maria R. Scheker, and each of them, acting alone, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class B Common Stock of BFC Financial Corporation held of record by the undersigned on October 5, 2007 at the Annual Meeting of Shareholders to be held on November 19, 2007 and at any adjournment or postponement thereof.
Please date, sign and mail your proxy card in the envelope provided as soon as possible. Please detach along the perforated line and mail in the envelope provided.

Address Changes/Comments:

-
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side)
(Continued and to be signed on the reverse side)

BFC FINANCIAL CORPORATION VOTE BY INTERNET — www.proxyvote.com
2100 W. CYPRESS CREEK ROAD —
FT. LAUDERDALE, FL 33309 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by BFC Financial Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to BFC Financial Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
BFC Financial Corporation 3. In his or her discretion, the proxy is Election of Directors authorized to vote upon such other matters as may 1. The election of two directors, each for a term of three years. properly come before the meeting. NOMINEES: 3-YEAR TERM: THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED 01) Alan B. Levan IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED 02) Neil Sterling SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY [ ] FOR ALL NOMINEES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS [ ] WITHHOLD AUTHORITY NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. FOR ALL NOMINEES PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD [ ] FOR ALL EXCEPT PROMPTLY IN THE ENCLOSED ENVELOPE. (See instructions below) Please indicate if you plan to attend this meeting. INSTRUCTION: To withhold authority to vote for any individual [ ] YES nominee, mark “FOR ALL EXCEPT” and write the number(s) of the [ ] NO nominee(s) on the line below. For address changes and/or comments, please check ___this box and write them on the back where Vote on the Merger indicated. [ ] 1. Approval of the merger of I.R.E. Realty Advisory Group, Inc. with and into the Company. [ ] FOR [ ] AGAINST [ ] ABSTAIN
Signature of Shareholder:___Date:___Signature of Shareholder: ___Date: ___
NOTE: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.